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                                                                     Exhibit 4.2

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                                    INDENTURE


                                     between


                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C,
                                    as Issuer


                                       and


                              JPMORGAN CHASE BANK,
                       not in its individual capacity but
                           solely as Indenture Trustee


                           Dated as of October 1, 2003


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                                TABLE OF CONTENTS

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                         ARTICLE I DEFINITIONS AND USAGE

Section 1.01.  Definitions and Usage...........................................2
Section 1.02.  Incorporation by Reference of Trust Indenture Act...............2

                              ARTICLE II THE NOTES

Section 2.01.  Form............................................................3
Section 2.02.  Execution, Authentication and Delivery..........................3
Section 2.03.  Temporary Notes.................................................4
Section 2.04.  Registration; Registration of Transfer and Exchange.............4
Section 2.05.  Mutilated, Destroyed, Lost or Stolen Notes......................5
Section 2.06.  Persons Deemed Owner............................................6
Section 2.07.  Payment of Principal and Interest; Note Interest Shortfall......6
Section 2.08.  Cancellation....................................................7
Section 2.09.  Release of Collateral...........................................7
Section 2.10.  Book-Entry Notes................................................7
Section 2.11.  Notices to Clearing Agency......................................8
Section 2.12.  Definitive Notes................................................8

                              ARTICLE III COVENANTS

Section 3.01.  Payment to Noteholders..........................................9
Section 3.02.  Maintenance of Office or Agency.................................9
Section 3.03.  Money for Payments To Be Held in Trust.........................10
Section 3.04.  Existence......................................................11
Section 3.05.  Protection of Indenture Trust Estate...........................11
Section 3.06.  Opinions as to Indenture Trust Estate..........................12
Section 3.07.  Performance of Obligations; Servicing of Trust Student Loans...12
Section 3.08.  Negative Covenants.............................................15
Section 3.09.  Annual Statement as to Compliance..............................15
Section 3.10.  Issuer May Consolidate, etc., Only on Certain Terms............16
Section 3.11.  Successor or Transferee........................................17
Section 3.12.  No Other Business..............................................17
Section 3.13.  No Borrowing...................................................17
Section 3.14.  Obligations of Servicer and Administrator......................18
Section 3.15.  Guarantees, Loans, Advances and Other Liabilities..............18
Section 3.16.  Capital Expenditures...........................................18
Section 3.17.  Restricted Payments............................................18

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Section 3.18.  Notice of Events of Default....................................18
Section 3.19.  Further Instruments and Acts...................................18

                      ARTICLE IV SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture........................19
Section 4.02.  Application of Trust Money.....................................20
Section 4.03.  Repayment of Moneys Held by Paying Agent.......................20
Section 4.04.  Auction of Trust Student Loans.................................20

                               ARTICLE V REMEDIES

Section 5.01.  Events of Default..............................................21
Section 5.02.  Acceleration of Maturity; Rescission and Annulment.............22
Section 5.03.  Collection of Indebtedness and Suits for Enforcement
               by Indenture Trustee...........................................22
Section 5.04.  Remedies; Priorities...........................................24
Section 5.05.  Optional Preservation of the Trust Student Loans...............27
Section 5.06.  Limitation of Suits............................................27
Section 5.07.  Unconditional Rights of Noteholders To Receive
               Principal and Interest.........................................28
Section 5.08.  Restoration of Rights and Remedies.............................28
Section 5.09.  Rights and Remedies Cumulative.................................28
Section 5.10.  Delay or Omission Not a Waiver.................................29
Section 5.11.  Control by Noteholders.........................................29
Section 5.12.  Waiver of Past Defaults........................................29
Section 5.13.  Undertaking for Costs..........................................30
Section 5.14.  Waiver of Stay or Extension Laws...............................30
Section 5.15.  Action on Notes................................................30
Section 5.16.  Performance and Enforcement of Certain Obligations.............30

                        ARTICLE VI THE INDENTURE TRUSTEE

Section 6.01.  Duties of Indenture Trustee....................................31
Section 6.02.  Rights of Indenture Trustee....................................32
Section 6.03.  Individual Rights of Indenture Trustee.........................33
Section 6.04.  Indenture Trustee's Disclaimer.................................33
Section 6.05.  Notice of Defaults; Depositor Insolvency.......................33
Section 6.06.  Reports by Indenture Trustee to Noteholders....................33
Section 6.07.  Compensation and Indemnity.....................................34
Section 6.08.  Replacement of Indenture Trustee...............................34
Section 6.09.  Successor Indenture Trustee by Merger..........................35
Section 6.10.  Appointment of Co-Trustee or Separate Trustee..................36
Section 6.11.  Eligibility; Disqualification..................................37
Section 6.12.  Preferential Collection of Claims Against Issuer...............38

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                   ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS

Section 7.01.  Issuer To Furnish Indenture Trustee Names and
               Addresses of Noteholders.......................................38
Section 7.02.  Preservation of Information; Communications to Noteholders.....38
Section 7.03.  Reports by Issuer..............................................39

                ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.  Collection of Money............................................40
Section 8.02.  Trust Accounts.................................................40
Section 8.03.  General Provisions Regarding Accounts..........................40
Section 8.04.  Release of Indenture Trust Estate..............................41
Section 8.05.  Opinion of Counsel.............................................41

                       ARTICLE IX SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures Without Consent of Noteholders.........42
Section 9.02.  Supplemental Indentures With Consent of Noteholders............43
Section 9.03.  Execution of Supplemental Indentures...........................44
Section 9.04.  Effect of Supplemental Indenture...............................44
Section 9.05.  Conformity with Trust Indenture Act............................45
Section 9.06.  Reference in Notes to Supplemental Indentures..................45

                          ARTICLE X REDEMPTION OF NOTES

Section 10.01. Redemption.....................................................45
Section 10.02. Form of Redemption Notice......................................45
Section 10.03. Notes Payable on Redemption Date...............................46

                            ARTICLE XI MISCELLANEOUS

Section 11.01  Compliance Certificates and Opinions, etc......................46
Section 11.02. Form of Documents Delivered to Indenture Trustee...............48
Section 11.03. Acts of Noteholders............................................49
Section 11.04. Notices, etc., to Indenture Trustee, Issuer
               and Rating Agencies............................................49
Section 11.05. Notices to Noteholders; Waiver.................................50
Section 11.06. Alternate Payment and Notice Provisions........................50
Section 11.07. Conflict with Trust Indenture Act..............................50
Section 11.08. Effect of Headings and Table of Contents.......................51
Section 11.09. Successors and Assigns.........................................51
Section 11.10. Separability...................................................51
Section 11.11. Benefits of Indenture..........................................51
Section 11.12. Legal Holidays.................................................51
Section 11.13. Governing Law..................................................51

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Section 11.14. Counterparts...................................................51
Section 11.15. Recording of Indenture.........................................51
Section 11.16. Trust Obligations..............................................52
Section 11.17. No Petition....................................................52
Section 11.18. Inspection.....................................................52

                       APPENDICES, SCHEDULES AND EXHIBITS

APPENDIX A-1   Definitions and Usage
APPENDIX A-2   Certain Terms and Provisions of the Auction Rate Notes

SCHEDULE A     Schedule of Trust Student Loans
SCHEDULE B     Location of Trust Student Loan Files

EXHIBIT A      Forms of Notes
EXHIBIT B      Form of Note Depository Agreement
EXHIBIT C      Notice of Payment Default
EXHIBIT D      Notice of Cure of Payment Default
EXHIBIT E      Notice of Proposed Change in Length of One or
               More Auction Periods
EXHIBIT F      Notice Establishing Change in Length of One or
               More Auction Periods
EXHIBIT G      Notice of Change in Auction Date

                                       iv

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                                    INDENTURE

     This INDENTURE, dated as of October 1, 2003, is between SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C, a Delaware statutory trust (the "Issuer"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee and not in its individual capacity (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Student Loan-Backed Notes (the "Notes"):

                                 GRANTING CLAUSE

     The Issuer hereby Grants to the Indenture Trustee, as trustee for the benefit of the Noteholders, effective as of the Closing Date all of their right, title and interest in and to the following:

     (a) the Trust Student Loans, and all obligations of the Obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date;

     (b) the Servicing Agreement, including the right of the Issuer to cause the Servicer to purchase Trust Student Loans from the Issuer under circumstances described therein;

     (c) the Depositor Sale Agreement, including the right of the Issuer to cause the Depositor to repurchase Trust Student Loans from the Issuer under circumstances described therein and including the rights of the Depositor under the Seller Sale Agreement;

     (d) the Seller Sale Agreement, to the extent that the rights of the Depositor thereunder have been assigned to the Issuer pursuant to the Depositor Sale Agreement, including the right of the Depositor to cause the Seller to repurchase Trust Student Loans from the Depositor under circumstances described therein;

     (e)  the Administration Agreement;

     (f)  the Swap Agreements and the Interest Rate Cap Agreement;

     (g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, including the Future Distribution Account, the Reserve Account Initial Deposit and the Cash Capitalization Account Initial Deposit, and all investments and proceeds thereof (including all income thereon); and

     (h) all present and future claims, demands, causes and choices in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, general intangibles, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other

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property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.


                                    ARTICLE I

                              DEFINITIONS AND USAGE

     Section 1.01. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A-1 or Appendix A-2 hereto, which also contains rules as to usage that shall be applicable herein.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

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                                   ARTICLE II

                                    THE NOTES

     Section 2.01. Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $1,346,013,000, of which $600,000,000 shall be denominated Class A-1 Notes, $421,173,000 shall be denominated Class A-2 Notes, $75,000,000 shall be denominated Class A-3 Notes, $75,000,000 shall be denominated Class A-4 Notes, $70,000,000 shall be denominated Class A-5 Notes, $43,965,000 shall be denominated Class B Notes and $60,875,000 shall be denominated Class C Notes.

     Each Note shall be dated the date of its authentication. The Floating Rate Notes shall be issuable as registered Floating Rate Notes in multiple denominations of $1,000. The Auction Rate Notes shall be issuable as registered Auction Rate Notes in multiple denominations of $50,000.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

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     Section 2.03.  Temporary Notes. Pending the preparation of Definitive
Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture determined to be appropriate by the Responsible Officer of the Issuer executing the temporary Notes, as evidenced by his or her execution of such temporary Notes.

     If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 2.04. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations and a like aggregate principal amount.

     At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

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     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

     Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by each of them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

                                        5

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     Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Noteholder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.06. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of, interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 2.07.  Payment of Principal and Interest; Note Interest
Shortfall. (a) The Notes shall accrue interest as provided in the forms of Notes set forth in Exhibit A and, in the case of the Auction Rate Notes, Appendix A-2, and such interest shall be payable on each applicable Distribution Date as specified therein, subject to Section 3.01. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to
Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of such note set forth in Exhibit A and, in the case of the Auction Rate Notes, Appendix A-2. Notwithstanding the foregoing, the entire unpaid principal amount of each class of the Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee or the Noteholders of the Notes representing not less than a majority of the Outstanding Amount of the Controlling Notes have declared the

Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on the Notes shall be made pro rata to the Class of Noteholders entitled thereto; provided that principal payments on the Auction Rate Notes shall be made by lots of $50,000, selected at random. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such Installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

     (c) If the Issuer defaults in a payment of interest at the applicable Note Rate on the Notes, the Issuer shall pay the resulting Note Interest Shortfall on the following Distribution Date as provided in the Administration Agreement.

     Section 2.08. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 2.09. Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

     Section 2.10. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note (as defined below) representing such Note Owner's interest in such Note, except as provided in
Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.12:

          (i) the provisions of this Section shall be in full force and effect;

                                        7

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          (ii)  the Note Registrar and the Indenture Trustee, and their respective directors, officers, employees and agents, may deal with the Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement; and unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such Clearing Agency Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

          (vi) upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, an employee benefit plan or other retirement arrangement ("Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

     Section 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communication specified herein to be given to Noteholders to the Clearing Agency.

     Section 2.12. Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Clearing

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

Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Indenture Trustee shall cause the Clearing Agency to notify all Note Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

     Upon acquisition or transfer of a Definitive Note by, for or with the assets of, a Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or
Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially Similar Law, a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

                                   ARTICLE III

                                    COVENANTS

     Section 3.01. Payment to Noteholders. The Issuer shall duly and punctually pay the principal and interest, if any, with respect to the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer shall cause to be distributed to Noteholders, in accordance with the Administration Agreement, that portion of the amounts on deposit in the Trust Accounts on a Distribution Date (other than any Eligible Investments deposited therein that will mature on the Business Day preceding a subsequent Distribution Date) which the Noteholders are entitled to receive pursuant to the Administration Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     Section 3.02. Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the

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Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03. Money for Payments To Be Held in Trust. As provided in Sections 8.02(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Sections 2.07 and 2.08 of the Administration Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

     On or before the Business Day next preceding each Distribution Date and Redemption Date, the Issuer shall distribute or cause to be distributed to the Indenture Trustee (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

     The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the

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

Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request or if the Issuer has been terminated to the Depositor upon its written request; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

     Section 3.04. Existence. The Issuer shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

     Section 3.05. Protection of Indenture Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

          (iii) enforce any of the Collateral; or

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

          (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Indenture Trust Estate against the claims of all persons and parties.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

     Section 3.06. Opinions as to Indenture Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture as is necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before December 31 in each calendar year, beginning in 2003, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any indentures supplemental hereto as is necessary to maintain the lien and security interest created by this Indenture and relating the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, recording and refiling of this Indenture and any indentures supplemental hereto that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

     Section 3.07. Performance of Obligations; Servicing of Trust Student Loans. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Basic Document or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer; provided, however, the Issuer shall not be liable for any acts of Persons with whom the Issuer has contracted with reasonable care. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Issuer shall give written notice to the Indenture Trustee and each Rating Agency of any such contract with any other Person.

     (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements prepared by the Issuer and required to be filed by the terms of this Indenture and the Administration Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes. The Issuer shall give written notice to each Rating Agency of any such waiver, amendment, modification, supplement or termination.

     (d) If a Responsible Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default or an Administrator Default under the Servicing Agreement or the Administration Agreement, respectively, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, as the case may be, with respect to the Trust Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Basic Documents in respect of such failure.

     (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers, pursuant to Section 5.01 of the Servicing Agreement, or to the Administrator of the Administrator's rights and powers, pursuant to Section 5.01 of the Administration Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer") or a successor administrator (the "Successor Administrator"), respectively, and such Successor Servicer or Successor Administrator, as the case may be, shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer or Successor Administrator has not been appointed and accepted its appointment at the time when the Servicer or Administrator, as the case may be, ceases to act as Servicer or Administrator, respectively, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer or Successor Administrator, as the case may be. The Indenture Trustee may resign as the Servicer or the Administrator by giving written notice of resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer or a new administrator enters into an agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Servicing Agreement or a new administrator as the Successor Administrator under the Administration Agreement, as the case may be. Any Successor Servicer or Successor Administrator, other than the Indenture Trustee, shall (i) be an established institution whose regular business includes the servicing or administration of student loans and (ii) enter into a servicing agreement or an administration agreement, respectively, with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement and the Administration Agreement, as applicable. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer or new administrator, as the case may be, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer or Successor Administrator; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement or Administration Agreement, as applicable, and in accordance with Section 5.02 of the Servicing Agreement and Section 5.02 of the Administration Agreement, the Issuer shall enter into an agreement with such successor for the servicing or administration of the Trust Student Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed as provided herein to the Servicer's duties as Servicer with respect to the Trust Student Loans, or the Administrator's duties with respect to the Issuer and the Trust Student Loans, as the case may be, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer or the Administrator, as the case may be, and the servicing or administration of the Trust Student Loans. In case the Indenture Trustee shall become successor to the Servicer or the Administrator, the Indenture Trustee shall be entitled to appoint as Servicer or as Administrator, as the case may be, any one of its Affiliates, provided that such appointment shall not affect or alter in any way the liability of the Indenture Trustee as Successor Servicer or Successor Administrator, respectively, in accordance with the terms hereof.

     (f) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, or any termination of the Administrator's rights and powers pursuant to the Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Trustee and each Rating Agency. As soon as a Successor Servicer or a Successor Administrator is appointed, the Issuer shall notify the Indenture Trustee and each Rating Agency of such appointment, specifying in such notice the name and address of such Successor Servicer or such Successor Administrator.

     (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Noteholders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, except to the extent otherwise provided in the Basic Documents, or waive timely performance or observance by the Servicer, the Administrator, the Depositor, SLM Education Credit Management Corporation or the Issuer under the Basic Documents; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Noteholders, the Issuer shall give written notice thereof to each Rating Agency and agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

     Section 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

          (i) except as expressly permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate;

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate; or

          (iv) enter into any amendment to any Swap Agreement or the Interest Rate Cap Agreement to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreements or the Interest Rate Cap Agreement, so long as the Issuer has determined, and the Indenture Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the Noteholders and provided that the Indenture Trustee has provided reasonable notice to the Rating Agencies of such amendment and each Rating Agency has provided written confirmation that the then current rating of the Notes will not be lowered or withdrawn.

     Section 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2003), an Officers' Certificate of the Issuer stating that:

          (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers' supervision; and

          (ii) to the best of such Authorized Officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

     Section 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.

     (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer all or substantially all its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), SLM Private Credit Student Loan Trust 2003-C will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Indenture Trustee stating that SLM Private Credit Student Loan Trust 2003-C is to be so released.

     Section 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Trust Student Loans in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

     Section 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

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

     Section 3.14. Obligations of Servicer and Administrator. The Issuer shall cause the Servicer to comply with Sections 3.01, 3.02 and 3.03 of the Administration Agreement and Section 3.07 of the Servicing Agreement and the Administrator to comply with Sections 2.09, 3.01, 3.02 and 3.03 of the Administration Agreement.

     Section 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.17. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, the Administrator and the Depositor as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

     Section 3.18. Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Depositor of its obligations under the Depositor Sale Agreement, SLM Education Credit Management Corporation of its obligations under the Seller Sale Agreement, the Servicer of its obligations under the Servicing Agreement, or the Administrator of its obligations under the Administration Agreement. In addition, the Issuer shall deliver to the Indenture Trustee and each Rating Agency, within five days after the occurrence thereof, written notice in the form of an Officers' Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.01(iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 3.19. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

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                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

     Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including, without limitation, the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under
Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

     (a)  either

          (1) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                 (A)  have become due and payable,

                 (B) will become due and payable at their respective Note Final Maturity Date, within one year, or

                 (C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Note Final Maturity Date;

     (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (c) the Issuer has delivered to the Indenture Trustee an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an

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Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Administration Agreement or required by law.

     Section 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     Section 4.04. Auction of Trust Student Loans. Any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the earliest Quarterly Distribution Date on which the Pool Balance is equal to 10% or less of the initial Pool Balance three business days prior to such Quarterly Distribution Date (the "Trust Auction Date") shall be offered for sale by the Indenture Trustee unless the Servicer has exercised its option to purchase the Trust Estate as described in Section 6.01(a) of the Administration Agreement with respect to such Quarterly Distribution Date. The Servicer will be deemed to have waived such option if it fails to notify the Trustee and the Indenture Trustee of its exercise thereof in writing prior to the Indenture Trustee's acceptance of a bid to purchase such Trust Student Loans; provided, however, that there shall be no such offer for sale if the Indenture Trustee fails to provide notice to the Servicer in accordance with this Section 4.04. The Indenture Trustee shall provide written notice to the Servicer of any such offer for sale at least 5 business days in advance of the Trust Auction Date. The Indenture Trustee shall permit the Servicer or any of its Affiliates, including SLM Education Credit Management Corporation and the Depositor, to offer bids only if the Pool Balance as of the applicable Trust Auction Date is equal to 10% or less of the Initial Pool Balance and such bid does not exceed the fair market value of the Trust Student Loans as of the Trust Auction Date. If at least two bids are received, the Indenture Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of such remaining bids if it is equal to or in excess of both the Minimum Purchase Amount and the fair market value of such Trust Student Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of the Trust Student Loans, the Indenture Trustee shall not consummate such sale. The Indenture Trustee may consult, and, at the direction of the Depositor, shall consult, with a financial advisor, including an underwriter of the Notes or the

Administrator, to determine if the fair market value of the Trust Student Loans has been offered. The proceeds of any such sale will be applied in the order of priority set forth in Section 5.04(b). If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Trust Student Loans with respect to future Quarterly Distribution Dates upon terms similar to those described above, including the Servicer's waiver of its option to purchase the Trust Estate in accordance with Section 6.01(a) of the Administration Agreement with respect to each such future Quarterly Distribution Date.

                                    ARTICLE V

                                    REMEDIES

     Section 5.01. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on any Controlling Note when the same becomes due and payable, and such default shall continue for a period of five Business Days or more;

     (b) default in the payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date;

     (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing having been incorrect in any material respect as of the time when made, such default or breach having a material adverse effect on the holders of the Notes, and such default or breach shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount of the Controlling Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

     (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

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

     (e) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders of Notes representing not less than a majority of the Outstanding Amount of the Controlling Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 5.04 of this Indenture.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing a majority of the Outstanding Amount of the Controlling Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

     (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

          (i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

          (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

     (b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if (i) default is made in the payment of any interest on any Controlling Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable at the related Note Final Maturity Date, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate specified in Section 2.07 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (a) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other, comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

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

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

     and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

     (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04. Remedies; Priorities. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

     (a) (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture, with respect to the Indenture Trust Estate;

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

          (iii) exercise any remedies of a secured party under the UCC with respect to the Trust Estate and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

          (iv) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and/or

          (v) elect to have the Trustee maintain ownership of the Trust Student Loans and continue to apply collections with respect to the Trust Student Loans as if there had been no declaration of acceleration;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(a) or (b), unless (A) the Noteholders of 100% of the Outstanding Amount of the Controlling Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders of the Controlling Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Controlling Notes as they would have become due if the Controlling Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 66-2/3% of the Outstanding Amount of the Class A Notes; provided, further, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(a) or (b) with respect to the Class A Notes, unless (D) the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class C Noteholders are sufficient to pay to the Class B Noteholders and the Class C Noteholders the outstanding principal plus accrued and unpaid interest thereon or (E) if the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class C Noteholders would not be sufficient to pay to the Class B Noteholders and the Class C Noteholders the outstanding principal plus accrued and unpaid interest thereon, the Class B Noteholders and the Class C Noteholders of at least a majority of the principal amount of the Class B Notes and the Class C Notes consent thereto. In determining such sufficiency or insufficiency with respect to clauses (B), (C), (D) and (E), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate and/or Trust Estate, as applicable, for such purpose.

     (b) Notwithstanding the provisions of Section 8.02, following the occurrence and during the continuation of an Event of Default specified in
Section 5.01(a), 5.01(b), 5.01(d) or 5.01(e) which has resulted in an acceleration of the Notes (or following the occurrence of any such event after an Event of Default specified in Section 5.01(c) has occurred and the Trust has been liquidated), if the Indenture Trustee collects any money or property, it shall pay out the money or property (and other amounts including amounts held on deposit in the Reserve Account and the Cash Capitalization Account) held as Collateral for the benefit of the

Noteholders, net of liquidation costs associated with the sale of the assets of the Trust, in the following order:

          (i)    to the Indenture Trustee for amounts due under Section 6.07;

          (ii)   to the Servicer for any due and unpaid Primary Servicing Fees;

          (iii)  to the Administrator, any due and unpaid Administration Fees;

          (iv) to the Auction Agent and the Broker-Dealers (or to the Auction Agent for remittance to the Broker-Dealers), pro rata, any due and unpaid Auction Agent Fees or Broker-Dealer Fees;

          (v) to the Swap Counterparties, any Swap Payment payable to each Swap Counterparty under its Swap Agreement for such Distribution Date;

          (vi) pro rata, based on the Class Note Balance and the amount of any Swap Termination Payments due and payable by the Issuer to a Swap Counterparty under this clause (vi);

                      (A) to the Class A Noteholders, for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for such interest; and

                      (B) to the Swap Counterparties, the amount of any Swap Termination Payments, if any, due to each Swap Counterparty under its Swap Agreement due to a Termination Event resulting from a payment default by the Issuer or the insolvency of the Issuer; provided, that if any amounts allocable to the Class A Notes are not needed to pay Class A Noteholders' Interest Distribution Amount as of such Distribution Date, such amounts will be applied to pay the portion, if any, of any Swap Termination Payments remaining unpaid;

          (vii) A: so long as a related Swap Agreement is in effect, to the related Class A Noteholders, ratably, an amount sufficient to reduce their respective Class A Note Balance to zero; and

          B: if the related Swap Agreement is not in effect, pro rata (1) to the related Class A Noteholders, ratably, an amount sufficient to reduce the respective principal balances of the Class A Notes to zero and (2) to each Swap Counterparty under a terminated Swap Agreement, the amount (to the extent not paid under clause (vi) above) of any Swap Termination Payment due to such Swap Counterparty due to a Termination Event resulting from a "Cross Default" under 5(a)(vi) of such Swap Agreement by the Issuer. For the avoidance of doubt, any Swap Termination Payment due to a Swap Counterparty resulting from such a "Cross-Default" that is a result of the bankruptcy or insolvency of the Trust shall be payable under clause (vi) above.

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

          (viii) to the Class B Noteholders for amounts due and unpaid on the Class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for such interest;

          (ix) to Class B Noteholders, an amount sufficient to reduce the Class B Note Balance to zero;

          (x) to the Class C Noteholders, for amounts due and unpaid on the Class C Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class C Notes for such interest;

          (xi) to the Class C Noteholders, an amount sufficient to reduce the Class C Note Balance to zero;

          (xii)  to the Servicer, for any unpaid Carryover Servicing Fees;

          (xiii) to the Auction Rate Noteholders, pro rata, any Carryover
     Amounts;

          (xiv) to each Swap Counterparty, the amount of any Swap Termination Payment due and payable by the Issuer to that Swap Counterparty under its Swap Agreement and not payable in clause (vi) and (vii) above; and

          (xv)   to the Certificateholders, any remaining funds.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05. Optional Preservation of the Trust Student Loans. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

     Section 5.06. Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (a) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

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     (b)  the Noteholders of not less than 25% of the Outstanding Amount of the
Controlling Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

     (c) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

     (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of a majority of the Outstanding Amount of the Controlling Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

     Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy

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

hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11. Control by Noteholders. The Noteholders of a majority of the Outstanding Amount of the Controlling Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the Noteholders of not less than 100% of the Outstanding Amount of the Controlling Notes;

     (c) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Outstanding Amount of the Controlling Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12. Waiver of Past Defaults. Prior to the time a judgment or decree for payment of money due has been obtained as described in Section 5.02, the Noteholders of not less than a majority of the Outstanding Amount of the Controlling Notes may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

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

     Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.16.  Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, SLM Education Credit Management Corporation, the Administrator and the Servicer, as applicable, of each of their obligations to the Issuer, whether directly or by assignment, under or in connection with a Basic Document, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with a Basic Document, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, SLM Education Credit Management Corporation, the Administrator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure

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

performance by the Depositor, SLM Education Credit Management Corporation, the Administrator or the Servicer of each of their obligations under a Basic Document, respectively.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the written direction of the Noteholders of 66-2/3% of the Controlling Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, SLM Education Credit Management Corporation, the Administrator or the Servicer under or in connection with a Basic Document, respectively, including the right or power to take any action to compel or secure performance or observance by the Depositor, SLM Education Credit Management Corporation, the Administrator or the Servicer of each of their obligations to the Issuer thereunder, whether directly or by assignment, and to give any consent, request, notice, direction, approval, extension or waiver under a Basic Document, respectively, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

     Section 6.01.  Duties of Indenture Trustee.

     (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this clause (c) does not limit the effect of clause (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

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

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Noteholders received by it pursuant to this Indenture.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other Basic Documents.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

     (g) Except as expressly provided in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

     (h) In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

     (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (j) The rights and protections of the Indenture Trustee under Sections 6.01 and 6.02 shall apply to each of the Basic Documents as though explicitly incorporated therein.

     Section 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers' Certificate of the Issuer and/or an Opinion of Counsel. The Indenture Trustee may conclusively rely on any such Opinion of Counsel or Officers' Certificate and shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence

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

on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05. Notice of Defaults. If a Default or a Servicer Default occurs and is continuing and if it is either actually known to a Responsible Officer or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail notice of the Default to each Noteholder within 90 days and to each Rating Agency as soon as practicable within 30 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders. Except as provided in the first sentence of this
Section 6.05, in no event shall the Indenture Trustee be deemed to have knowledge of a Default, a Servicer Default or an Event of Default.

     Section 6.06. Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder (and to each Person who was a Noteholder at any time during the applicable calendar year) such information as may be required to enable such holder to prepare its Federal and state income tax returns. Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Indenture Trustee shall mail to each Noteholder a brief report as of such December 31 that complies with TIA
Section 313(a) if required by said section. The Indenture Trustee shall also comply with TIA Section 313(b). A copy of each such report required pursuant to TIA Section 313(a) or (b) shall, at the time of such transaction to

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

Noteholders, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

     Section 6.07. Compensation and Indemnity. The Issuer shall cause the Depositor to pay to the Indenture Trustee reasonable compensation for its services in accordance with a separate agreement between the Depositor and the Indenture Trustee and shall cause the Depositor to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses including the reasonable expeses and disbursements of its counsel incurred or made by it as provided in such separate agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Administrator to indemnify the Indenture Trustee and its directors, officers, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Issuer shall cause the Administrator to defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel acceptable to it in its sole discretion the reasonable fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation and removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

     Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Noteholders of a majority in Outstanding Amount of the Controlling Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

          (i)    the Indenture Trustee fails to comply with Section 6.11;

          (ii)   an Insolvency Event occurs with respect to the Indenture
     Trustee;

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

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

          (iv)   the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of a majority in Outstanding Amount of the Controlling Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. The successor Indenture Trustee shall give notice of its appointment as successor Indenture Trustee to the Rating Agencies.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

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

     Section 6.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No such appointment shall relieve the Indenture Trustee of its obligations hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

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

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11. Eligibility; Disqualification. (a) The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long-term senior unsecured debt rating of not less than investment grade by each of the Rating Agencies. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     (b) Within ninety (90) days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, unless authorized by the TIA or the Commission, the Indenture Trustee shall resign with respect to the Class A Notes, the Class B Notes and/or the Class C Notes in accordance with
Section 6.08 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee for two or all of such Classes, as applicable, so that there will be separate Indenture Trustees for the Class A Notes, the Class B Notes and the Class C Notes. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses
(ii) and (iii) of TIA Section 310(b).

     (c) In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 6.11, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

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     Section 6.12.  Preferential Collection of Claims Against Issuer. The
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

     Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to
Noteholders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (a) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

     (b) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     (c) On each Distribution Date, the Indenture Trustee shall provide to each Noteholder of record as of the related Record Date the information provided by the Administrator to the Indenture Trustee on the related Determination Date pursuant to Section 2.09 of the Administration Agreement. The Indenture Trustee shall make such information available on its website at http://www.jpmorgan.com/absmbs. In connection with any electronic transmissions of information, including without limitation, the use of electronic mail or internet or intranet web sites, the systems used in such transmissions are not fully tested by the Indenture Trustee and may not be completely reliable as to stability, robustness and accuracy. Accordingly, the parties hereto acknowledge and agree that information electronically transmitted as described herein

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

may not be relied upon as timely, accurate or complete and that the Indenture Trustee shall have no liability hereunder in connection with such information transmitted electronically. The parties hereto further acknowledge that any systems, software or hardware utilized in posting or retrieving any such information is utilized on an "as is" basis without representation or warranty as to the intended uses of such systems, software or hardware. The Indenture Trustee makes no representation or warranty that the systems and the related software used in connection with the electronic transmission of information are free and clear of threats known as software and hardware viruses, time bombs, logic bombs, Trojan horses, worms, or other malicious computer instructions, intentional devices or techniques which may cause a component or system to become erased, damaged, inoperable, or otherwise incapable of being used in the manner to which it is intended, or which would permit unauthorized access thereto. In the event such web site is not available, the Indenture Trustee shall use reasonable efforts to distribute such information in a timely manner to the intended recipients.

     (d) The Indenture Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents. The Indenture Trustee shall furnish to the Noteholders promptly upon receipt thereof from the Trustee notice of any amendment of the Administration Agreement pursuant to Section 8.05 of the Administration Agreement.

     Section 7.03.  Reports by Issuer. (a) The Issuer shall:

          (i) supply to the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) supply to the Indenture Trustee and file with the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

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

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it on behalf of Noteholders pursuant to the Administration Agreement as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Section 2.03 of the Administration Agreement.

     (b) On or before the Business Day preceding each Distribution Date, all Available Funds with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 2.04 of the Administration Agreement. On or before each Distribution Date, the Indenture Trustee (or any other Paying Agent) shall make the deposits and distributions as provided in Sections 2.07, 2.08(a), (b) and (c) of the Administration Agreement (except as otherwise provided in Section 5.02 or Section 5.04(b)).

     Section 8.03. General Provisions Regarding Accounts. (a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 2.03(b) of the Administration Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

     (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible

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

Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

     (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 10:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration; then the Indenture Trustee shall invest and reinvest funds in the Trust Accounts in the Eligible Investments described in clause (d) of the definition thereof.

     Section 8.04. Release of Indenture Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this
Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

     (c) Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Trust Student Loan to be sold to (i) the Depositor in accordance with
Article VI of the Depositor Sale Agreement, (ii) the Seller in accordance with
Article VI of the Seller Sale Agreement and (iii) the Servicer in accordance with Section 3.05 of the Servicing Agreement and each Noteholder, by the acceptance of a Note, consents to any such release.

     Section 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and

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

concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially adversely affect the interests of the Noteholders;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

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

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

     Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Noteholders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

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

          (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.04;

          (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of any Note of the security provided by the lien of this Indenture.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               REDEMPTION OF NOTES

     Section 10.01. Redemption. The Indenture Trustee shall, upon receipt of written notice from the Servicer pursuant to Section 6.01 of the Administration Agreement, give prompt written notice to the Noteholders of the occurrence of such event. In the event that the assets of the Trust are sold pursuant to
Section 6.01 of the Administration Agreement, that portion of the amounts on deposit in the Trust Accounts to be distributed to the Noteholders shall be paid to the Noteholders up to the Outstanding Amount of the Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.01, the notice of such event from the Indenture Trustee to the Noteholders shall include notice of the redemption of Notes by application of such amounts on the next Distribution Date which is not sooner than 15 days after the date of such notice (the "Redemption Date"), whereupon all such amounts shall be payable on the Redemption Date.

     Section 10.02. Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile, mailed or transmitted on or prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

          (i)   the Redemption Date;

          (ii)  the Redemption Price; and

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

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

     Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder of any Note shall not impair or affect the validity of the redemption of any other Note.

     Section 10.03. Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Rating Agencies (i) an Officers' Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     (a) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b)  (i)   Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in
     Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii) Other than any property released as contemplated by clause (v) below, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding Section 2.09 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Trust Student Loans as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to the Depositor, the Servicer or another eligible lender those specified Trust Student Loans as and to the extent permitted or required by and in accordance with Section 8.04(c) hereof and Section
     6.01 of the Depositor Sale Agreement, Section 3.05 of the Servicing Agreement or Section 3.11(d) of the Servicing Agreement, respectively, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing December 31, 2003, an Officers' Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A),
     (B) or (C) above that occurred during the immediately preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     Section 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters, and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Notes shall bind the Noteholder of every Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

     (a) The Indenture Trustee by any Noteholder, the Servicer, the Administrator or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

     (b) The Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: SLM Private Credit Student Loan Trust 2003-C, in care of the Trustee, Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department; with copies to JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Structured Finance Services; SLM Private Credit Student Loan Trust 2003-C, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attention:
Director, Corporate Finance Operations, or any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, 32nd Floor, and (iii) in the case of Fitch, at the following address: One State Street Plaza, New York, New York 10004, Attention Municipal Structured Finance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

     Section 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successor and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

     Section 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13. Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN Section5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.16. Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Servicer, the Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents. The foregoing shall not limit the rights of the Indenture Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by any Person other than the Indenture Trustee.

     Section 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                                        SLM PRIVATE CREDIT STUDENT LOAN TRUST
                                        2003-C


                                        By: CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity but solely as Trustee


                                        By:     /s/ JOHN J. CASHIN
                                            Name:   John J. Cashin
                                            Title:  Vice President


                                        JPMORGAN CHASE BANK, not in its
                                        individual capacity but solely as
                                        Indenture Trustee


                                        By:     /s/ DAVID CONTINO
                                            Name:   David Contino
                                            Title:  Trust Officer

                                                                    APPENDIX A-1
                                                                TO THE INDENTURE

                              Definitions and Usage
                              ---------------------

                                      Usage
                                      -----

     The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

          (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

          (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

          (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by assignment, assumption, waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                 Appendix A-1-1

          (f) Capitalized terms used herein but not defined herein are defined in Appendix A-2 to the Indenture, which to the extent any instrument is governed thereby are incorporated herein as if such defined terms were set forth herein.

                                   Definitions
                                   -----------

     "Act" has the meaning specified in Section 11.03(a) of the Indenture.

     "Accrual Period" means, with respect to a Distribution Date for (a) a class of Floating Rate Notes, the period from and including the immediately preceding Distribution Date for such class of Floating Rate Notes, or in the case of the initial such period, the Closing Date, to but excluding such current Distribution Date and (b) a class of Auction Rate Notes, the period from and including the Distribution Date for such class of Auction Rate Notes, or in the case of the initial such period, the Closing Date, to but excluding the next Distribution Date for such class, or in the case of the initial such period, to but not including the initial Distribution Date for such class.

     "Additional Principal Distribution Amount" means, as of any Quarterly Distribution Date after the last day of the Collection Period on which the Pool Balance has declined to 10% or less of the Initial Pool Balance, an amount equal to the lesser of (i) amounts available to be distributed on such Distribution Date after payment of clauses (i) through (xiv) under Section 2.07(c) of the Administration Agreement and (ii) the Class Note Balance after giving effect to all distributions and allocations on that Quarterly Distribution Date other than pursuant to Section 2.07(c)(xiv) of the Administration Agreement.

     "Administration Agreement" means the Administration Agreement, dated as of October 1, 2003, among the Servicer, the Administrator, the Indenture Trustee, the Issuer and the Depositor, as such agreement may be amended or supplemented.

     "Administration Fee" has the meaning specified in Section 2.12 of the Administration Agreement.

     "Administrator" means Sallie Mae, Inc., in its capacity as administrator of the Trust and the Trust Student Loans in accordance with the Administration Agreement.

     "Administrator Default" has the meaning specified in Section 5.01 of the Administration Agreement.

     "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 3.01(c) of the Administration Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                                 Appendix A-1-2

     "Asset Balance" means, with respect to any Quarterly Distribution Date, an amount equal to:

               PB + CI - R

     Where:

               CI = the amount on deposit in the Cash Capitalization Account on the last day of the related Collection Period less the excess for the Quarterly Distribution Date of (i) interest due on the Notes plus any Primary Servicing Fees, Administration Fees, any Swap Payments owed to a Swap Counterparty by the Trust and any Swap Termination Payments owed by the Trust to a Swap Counterparty which are pari passu with interest payments on the Class A Notes due, over (ii) Available Funds on deposit in the Collection Account. In no case shall CI be less than zero;

               PB = the Pool Balance as of the last day of the related Collection Period; and

               R = the amount to be released from the Cash Capitalization Account pursuant to section 2.08(a)(viii) and (ix) of the Administration Agreement.

provided, however, that as of the Closing Date, the Asset Balance shall equal $1,352,777,122, and that, for all Quarterly Distribution Dates occurring on or after the March 2007 Quarterly Distribution Date, the Asset Balance will be equal to the Pool Balance as of the last day of the related Collection Period.

     "Auction Agent" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

     "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

     "Auction Rate Distribution Date" means a Distribution Date with respect to the Auction Rate Notes.

     "Auction Rate Noteholders" means the Class A-3 Noteholders, the Class A-4 Noteholders and the Class A-5 Noteholders.

     "Auction Rate Notes" means the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

     "Authorized Officer" means (i) with respect to the Trust, any officer of the Trustee who is authorized to act for the Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from

                                 Appendix A-1-3
time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Funds" means, with respect to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts for the related Collection Period, or, in the case of a Monthly Servicing Payment Date or a Distribution Date with respect to the Auction Rate Notes, the applicable portion of these amounts: (i) all collections received by the Servicer from borrowers on the Trust Student Loans, (ii) all Recoveries received during that Collection Period, (iii) the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by the Depositor or purchased by the Servicer or SLM Education Credit Management Corporation, (iv) amounts received by the Trust pursuant to the Servicing Agreement during that Collection Period related to yield or principal adjustments, (v) Investment Earnings for that Distribution Date and any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date, (vi) any payments received under the Interest Rate Cap Agreement and (vii) amounts received from the Swap Counterparties for that Distribution Date;

provided, however, that if with respect to any Distribution Date there would not be sufficient funds to pay all of the items specified in clauses (i) through
(xii) of Section 2.07(c) of the Administration Agreement, after application of Available Funds and application of (a) amounts available from the Cash Capitalization Account to pay any of the items specified in clauses (i) through
(x) of Section 2.07(c) of the Administration Agreement and (b) amounts available from the Reserve Account to pay any of the items specified in clauses (i) through (v), (vii) and (ix) and on the respective Note Final Maturity Date of each Class of Notes, clauses (vi), (viii) and (x), then Available Funds for that Distribution Date shall include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date shall be adjusted accordingly. In addition, Available Funds on the Quarterly Distribution Dates from September 2004 through March 2007 shall include all funds released from the Cash Capitalization Account for deposit into the Collection Account on those Distribution Dates.

                                 Appendix A-1-4

     "Back-End Fee" means an amount equal to, with respect to each Trust Student Loan, the maximum fee allowable under the note evidencing such Trust Student Loan unless otherwise limited by the insurance commissioner, but not greater than the amount for such Trust Student Loan listed on Attachment D to the Servicing Agreement.

     "Basic Documents" means the Trust Agreement, the Indenture, the Servicing Agreement, the Administration Agreement, the Seller Sale Agreement, the Depositor Sale Agreement, the Note Depository Agreement, the Swap Agreements, the Interest Rate Cap Agreement and other documents and certificates delivered in connection with any thereof.

     "Benefit Plan" has the meaning specified in Exhibit A to the Trust
Agreement.

     "Bill of Sale" has the meaning specified in the Seller Sale Agreement or the Depositor Sale Agreement, as applicable.

     "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

     "Business Day" means (i) with respect to calculating One-Month, Two-Month, Three-Month or Four-Month LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; (ii) with respect to the Auction Agent Agreement, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed, or a day on which the New York Stock Exchange is closed for business and (iii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

     "Cap Counterparty" means Merrill Lynch Derivative Products AG, together with its successors and permitted assigns..

     "Carryover Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

     "Carry-over Amount" has the meaning specified in Appendix A-2 to the Indenture.

     "Cash Capitalization Account" means the account designated as such, established and maintained pursuant to Section 2.03(a)(iii) of the Administration Agreement.

     "Cash Capitalization Account Initial Deposit" means $102,811,061.

     "Charged-Off Loan" means a Trust Student Loan which is written-off in accordance with the Servicer's policies and procedures, but in any event, not later than the date such Trust Student Loan becomes 271 days past due.

                                 Appendix A-1-5

     "Class A Enhancement" means, for any Quarterly Distribution Date, the excess of (i) the Asset Balance as of the prior Quarterly Distribution Date (or as of the Closing Date, in the case of the first Quarterly Distribution Date) over (ii) the Class A Note Balance before taking into account any principal distributions to the Class A Notes on the current Quarterly Distribution Date.

     "Class A Note" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note or a Class A-5 Note.

     "Class A Note Balance" means the sum of the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance and the Class A-5 Note Balance.

     "Class A Note Interest Shortfall" means, with respect to any Distribution Date, the sum for all of the Class A Notes with a Distribution Date on this Distribution Date, of the excess of (i) the amount of interest (excluding Carry-over Amounts) that was payable to each class of Class A Notes (with a Distribution Date on this Distribution Date) on the preceding Distribution Date for the class over (ii) the amount of interest actually distributed with respect to this Class A Note on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Class A Noteholders, to the extent permitted by law, at the interest rate borne by this Class A Note from such preceding Distribution Date to the current Distribution Date.

     "Class A Note Parity Trigger" means with respect to any Quarterly Distribution Date that (i) the Class A Note Balance (prior to giving effect to distributions on such date) is in excess of the sum of (a) the Pool Balance as of the last day of the related Collection Period and (b) amounts on deposit in the Collection Account and Cash Capitalization Account after payment of items
(i) through (v) of Section 2.07(c) of the Administration Agreement or (ii) the Class A Note Balance for such related Quarterly Distribution Date (prior to giving effect to any distributions on that date) is greater than or equal to the Asset Balance for the prior Quarterly Distribution Date. The Class A Note Parity Trigger will remain in effect until the Class A Enhancement is greater than or equal to the Specified Class A Enhancement.

     "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

     "Class A Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate or the Class A-5 Rate, as applicable, for the related Accrual Period with respect to all classes of Class A Notes with a Distribution Date on this Distribution Date on the aggregate outstanding principal balances of these classes of Class A Notes on the applicable immediately preceding Distribution Date(s) after giving effect to all principal distributions to Class A Noteholders on preceding Distribution Dates (or, in the case of the first Distribution Dates, on the Closing Date) and (ii) the Class A Note Interest Shortfall for such Distribution Date.

     "Class A Noteholders' Principal Distribution Amount" means (a) as of any Quarterly Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, the lesser

                                 Appendix A-1-6
of (i) 100% of the excess, if any, of (x) the Class Note Balance (after taking into account distributions or allocations of principal on the immediately preceding Quarterly Distribution Date or as of the Closing Date in the case of the first Quarterly Distribution Date) over (y) the excess, if any, of (1) the Asset Balance for such Quarterly Distribution Date over (2) the Specified Overcollateralization Amount and (ii) the Class A Note Balance and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect for such Quarterly Distribution Date, the excess, if any, of (x) the Class A Note Balance (giving effect to principal allocated but not distributed to the Auction Rate Notes) immediately prior to such Quarterly Distribution Date over (y) the lesser of (A) the product of (i) 85.0% and (ii) the Asset Balance as of such Quarterly Distribution Date and (B) the excess, if any, of the Asset Balance for such Quarterly Distribution Date over the Specified Overcollateralization Amount. Notwithstanding the foregoing, on or after the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date or the Class A-5 Maturity Date, as applicable, the Class A Noteholders' Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Class A-1 Note Balance, Class A-2 Note Balance, Class A-3 Note Balance, Class A-4 Note Balance or Class A-5 Note Balance, as applicable, to zero.

     "Class A-1 Maturity Date" means the September 15, 2016 Distribution Date.

     "Class A-1 Note Balance" means, with respect to any Distribution Date, the Outstanding Amount of the Class A-1 Notes.

     "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

     "Class A-1 Notes" means the $600,000,000 Floating Rate Class A-1 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

     "Class A-1 Rate" means, for any Accrual Period other than the initial Accrual Period, Three-Month LIBOR as determined on the second business day before the beginning of the applicable Accrual Period, plus 0.10%, based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class A-1 Rate shall mean the rate determined by the following formula:

                    x  +  [6/31 *  (y - x)]

                    where:

                          x  =  Two-Month LIBOR, and
                          y  =  Three-Month LIBOR,

     in each case, as determined on the second Business Day before the beginning of that Accrual Period, plus 0.10%, based on the actual number of days in such Accrual Period divided by 360.

                                 Appendix A-1-7

     "Class A-2 Maturity Date" means the September 15, 2020 Distribution Date.

     "Class A-2 Note Balance" means, with respect to any Distribution Date, the Outstanding Amount of the Class A-2 Notes.

     "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

     "Class A-2 Notes" means the $421,173,000 Floating Rate Class A-2 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

     "Class A-2 Rate" means, for any Accrual Period other than the initial Accrual Period, Three-Month LIBOR as determined on the second business day before the beginning of the applicable Accrual Period, plus 0.39%, based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class A-2 Rate shall mean the rate determined by the following formula:

                    x  +  [6/31 *  (y - x)]

                    where:

                          x  =  Two-Month LIBOR, and
                          y  =  Three-Month LIBOR,

     in each case, as determined on the second Business Day before the beginning of that Accrual Period, plus 0.39%, based on the actual number of days in such Accrual Period divided by 360.

     "Class A-3 Maturity Date" means the September 15, 2032 Distribution Date.

     "Class A-3 Note Balance" means, with respect to any Distribution Date, the Outstanding Amount of the Class A-3 Notes.

     "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

     "Class A-3 Notes" means the $75,000,000 Auction Rate Class A-3 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

     "Class A-3 Rate" means, for any Accrual Period after the initial Auction Date, the Auction Note Interest Rate for the Class A-3 Notes. For the initial Accrual Period, the Class A-3 Rate shall mean 1.14%.

     "Class A-4 Maturity Date" means the September 15, 2032 Distribution Date.

                                 Appendix A-1-8

     "Class A-4 Note Balance" means, with respect to any Distribution Date, the Outstanding Amount of the Class A-4 Notes.

     "Class A-4 Noteholder" means the Person in whose name a Class A-4 Note is registered in the Note Register.

     "Class A-4 Notes" means the $75,000,000 Auction Rate Class A-4 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

     "Class A-4 Rate" means, for any Accrual Period after the initial Auction Date, the Auction Note Interest Rate for the Class A-4 Notes. For the initial Accrual Period, the Class A-4 Rate shall mean 1.14%.

     "Class A-5 Maturity Date" means the September 15, 2032 Distribution Date.

     "Class A-5 Note Balance" means, with respect to any Distribution Date, the Outstanding Amount of the Class A-5 Notes.

     "Class A-5 Noteholder" means the Person in whose name a Class A-5 Note is registered in the Note Register.

     "Class A-5 Notes" means the $70,000,000 Auction Rate Class A-5 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

     "Class A-5 Rate" means, for any Accrual Period after the initial Auction Date, the Auction Note Interest Rate for the Class A-5 Notes. For the initial Accrual Period, the Class A-5 Rate shall mean 1.14%.

     "Class B Enhancement" means for any Quarterly Distribution Date, the excess of (i) the Asset Balance as of the prior Quarterly Distribution Date (or as of the Closing Date, in the case of the first Quarterly Distribution Date) over
(ii) the Class A Note Balance and the Class B Note Balance before taking into account any principal distributions on the current Quarterly Distribution Date but giving effect to principal allocated but not distributed to the Auction Rate Notes.

     "Class B Maturity Date" means the September 15, 2032 Distribution Date.

     "Class B Note Balance" means, with respect to any Distribution Date, the Outstanding Amount of the Class B Notes.

     "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

     "Class B Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class B Note Rate for the related Accrual Period on the Class B Note Balance (i) on the immediately

                                 Appendix A-1-9
preceding Quarterly Distribution Date, after giving effect to all principal distributions to Class B Noteholders on that preceding Quarterly Distribution Date or (ii) in the case of the first Quarterly Distribution Date, the Closing Date, and (b) the Class B Note Interest Shortfall for that Quarterly Distribution Date.

     "Class B Noteholders' Principal Distribution Amount" means, as of any Quarterly Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect on such Quarterly Distribution Date, the excess, if any, of (x) the sum of (i) the Class A Note Balance (after taking into account the Class A Noteholders' Principal Distribution Amount due on such Quarterly Distribution Date but after giving effect to principal allocated but not distributed to the Auction Rate Notes) and (ii) the Class B Note Balance immediately prior to such Quarterly Distribution Date over (y) the lesser of (A) the product of (i) 89.875% and (ii) the Asset Balance for such Quarterly Distribution Date and (B) the excess, if any, of the Asset Balance for such Quarterly Distribution Date over the Specified Overcollateralization Amount. Prior to the Stepdown Date or any Quarterly Distribution Date for which a Trigger Event is in effect, the excess, if any, of (i) the amounts in clause
(a)(i) of the definition of the Class A Noteholders' Principal Distribution Amount over (ii) the Class A Note Balance (after giving effect to principal allocated but not distributed to the Auction Rate Notes). Notwithstanding the foregoing, on or after the Class B Maturity Date, the Class B Noteholders' Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Class B Note Balance to zero.

     "Class B Note Interest Shortfall" means, with respect to any Quarterly Distribution Date, the excess of (i) the Class B Noteholders' Interest Distribution Amount on the preceding Quarterly Distribution Date over (ii) the amount of interest actually distributed to the Class B Noteholders on that preceding Quarterly Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at the Class B Rate from that preceding Quarterly Distribution Date to the current Quarterly Distribution Date.

     "Class B Note Parity Trigger" means with respect to any Quarterly Distribution Date that (i) the outstanding Class A Note Balance and Class B Note Balance (prior to giving effect to any distributions on such date but after giving effect to principal allocated but not distributed to the Auction Rate Notes) is in excess of the sum of (a) the Pool Balance as of the last day of the related Collection Period and (b) amounts on deposit in the Collection Account, Principal Distribution Account and Cash Capitalization Account after payment of clauses (i) through (vii) under Section 2.07(c) of the Administration Agreement, or (ii) the Class A Note Balance and the Class B Note Balance as of the related Quarterly Distribution Date (prior to giving effect to any distributions on that date but after giving effect to principal allocated but not distributed to the Auction Rate Notes) is greater than or equal to the Asset Balance for the prior Quarterly Distribution Date. The Class B Note Parity Trigger will remain in effect until the Class B Enhancement is greater than or equal to the Specified Class B Enhancement.

     "Class B Notes" means the $43,965,000 Floating Rate Class B Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-6 thereto.

                                 Appendix A-1-10

     "Class B Rate" means, for any Accrual Period other than the initial Accrual Period, Three-Month LIBOR as determined on the second business day before the beginning of the applicable Accrual Period, plus 0.80%, based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class B Rate shall mean the rate determined by the following formula:

                    x  + [6/31 *  (y - x)]

                    where:

                          x  =  Two-Month LIBOR, and
                          y  =  Three-Month LIBOR,

     in each case, as determined on the second Business Day before the beginning of that Accrual Period, plus 0.80%, based on the actual number of days in such Accrual Period divided by 360.

     "Class C Enhancement" means, for any Quarterly Distribution Date, the excess of (i) the Asset Balance as of the prior Quarterly Distribution Date (or as of the Closing Date, in the case of the first Quarterly Distribution Date) over (ii) the Class Note Balance before taking into account any principal distributions on the current Quarterly Distribution Date but giving effect to principal allocated but not distributed to the Auction Rate Notes.

     "Class C Maturity Date" means the September 15, 2032 Distribution Date.

     "Class C Note Balance" means, with respect to any Distribution Date, the Outstanding Amount of the Class C Notes.

     "Class C Noteholder" means the Person in whose name a Class C Note is registered in the Note Register.

     "Class C Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Distribution Date, the sum of (i) the amount of interest accrued at the Class C Rate for the related Accrual Period (a) on the Class C Note Balance on the immediately preceding Quarterly Distribution Date after giving effect to all principal distributions to Class C Noteholders on that preceding Quarterly Distribution Date or (b) in the case of the first Quarterly Distribution Date, the Closing Date and (ii) the Class C Note Interest Shortfall for that Quarterly Distribution Date.

     "Class C Noteholders' Principal Distribution Amount" means, as of any Quarterly Distribution Date on or after the Stepdown Date and, as long as a Trigger Event is not in effect on such Quarterly Distribution Date, the excess, if any, of (x) the sum of (i) the Class A Note Balance (after taking into account the Class A Noteholders' Principal Distribution Amount due on such Quarterly Distribution Date and after giving effect to principal allocated but not distributed to the Auction Rate Notes), (ii) the Class B Note Balance (after taking into account the Class B Noteholders' Principal Distribution Amount due on such Quarterly Distribution Date) and (iii) the Class C Note Balance immediately prior to such Quarterly Distribution Date

                                 Appendix A-1-11
over (y) the lesser of (A) the product of (i) 97.0% and (ii) the Asset Balance as of such Quarterly Distribution Date and (B) the excess, if any, of the related Asset Balance for such Quarterly Distribution Date over the Specified Overcollateralization Amount. Prior to the Stepdown Date or on any Quarterly Distribution Date with respect to which a Trigger Event is in effect, the excess, if any, of (i) amounts in clause (a)(i) of the definition of the Class A Noteholders' Principal Distribution Amount over (ii) the Class A Note Balance plus the Class B Note Balance (after giving effect to principal allocated but not distributed to the Auction Rate Notes). Notwithstanding the foregoing, on or after the Class C Maturity Date, the Class C Noteholders' Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Class C Note Balance to zero.

     "Class C Note Interest Shortfall" means, with respect to any Quarterly Distribution Date, the excess of (i) the Class C Noteholders' Interest Distribution Amount on the preceding Quarterly Distribution Date over (ii) the amount of interest actually distributed to the Class C Noteholders on that preceding Quarterly Distribution Date, plus interest on the amount of that excess, to the extent permitted by law, at the Class C Rate from that preceding Quarterly Distribution Date to the current Quarterly Distribution Date.

     "Class C Note Parity Trigger" means with respect to any Quarterly Distribution Date that (i) the Class A Note Balance, Class B Note Balance and Class C Note Balance (prior to giving effect to any distributions on such date but after giving effect to principal allocated but not distributed to the Auction Rate Notes) is in excess of the sum of (a) Pool Balance as of the last day of the related Collection Period and (b) amounts on deposit in the Collection Account, Principal Distribution Account and Cash Capitalization Account after payment of clauses (i) through (ix) under Section 2.07(c) of the Administration Agreement, or (ii) the Class Note Balance as of the related Quarterly Distribution Date (prior to giving effect to any distributions on that date but after giving effect to principal allocated but not distributed to the Auction Rate Notes) is greater than or equal to the Asset Balance for the prior Quarterly Distribution Date. The Class C Note Parity Trigger will remain in effect until the Class C Enhancement is greater than or equal to the Specified Class C Enhancement.

     "Class C Notes" means the $60,875,000 Floating Rate Class C Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-7 thereto.

     "Class C Rate" means, for any Accrual Period other than the initial Accrual Period, Three-Month LIBOR, as determined on the second business day before the beginning of the applicable Accrual Period, plus 1.60% based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class C Rate shall mean the rate determined by the following formula:

                    x  + [6/31 *  (y - x)]

                    where:

                          x  =  Two-Month LIBOR, and
                          y  =  Three-Month LIBOR,

                                 Appendix A-1-12
     in each case, as determined on the second Business Day before the beginning of that Accrual Period, plus 1.60%, based on the actual number of days in such Accrual Period divided by 360.

     "Class Note Balance" means the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company and the initial nominee for the Clearing Agency shall be Cede & Co.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means October 9, 2003.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of the Indenture.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 2.03(a)(i) of the Administration Agreement.

     "Collection Period" means, with respect to the first Quarterly Distribution Date, the period beginning on the Cutoff Date and ending on November 30, 2003, and with respect to each subsequent Quarterly Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

     "Commission" means the Securities and Exchange Commission.

     "Controlling Note" means so long as any of the Class A Notes are Outstanding, the Class A Notes (voting together as a single class), if the Class A Notes have been paid in full, the Class B Notes and if the Class B Notes have been paid in full, the Class C Notes.

     "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 4 New York Plaza, 6/th/ Floor, New York, New York 10004,
Attention: Corporate Trust and Agency Group, Structured Finance Team (telephone:
(212) 623-5600; facsimile: (212) 623-4498) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor) and (ii) with respect to the Trustee, the principal corporate trust office of the Trustee located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department (telephone: (302) 552-6279; facsimile: (302) 552-6280);

                                 Appendix A-1-13
or at such other address as the Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Administrator and the Depositor).

     "Cumulative Realized Losses Test" is satisfied for any Quarterly Distribution Date on which the cumulative principal amount of Charged-Off Loans, net of Recoveries is equal to or less than the percentage of the Initial Pool Balance set forth below for the specified period:

                                                     Percentage of
            Distribution Date                    Initial Pool Balance
-------------------------------------------      --------------------
December 2003 to June 2008.................                        15%
September 2008 to June 2011................                        18%
September 2011 and thereafter..............                        20%

     "Cutoff Date" means August 18, 2003.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

     "Delaware Statutory Trust Act" means Chapter 38 of Title 12, Part V of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts."

     "Delivery" when used with respect to Trust Account Property means:

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(3) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries

                                 Appendix A-1-14
on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any security issued by the U.S. Treasury, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

     (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Depositor" means SLM Education Credit Funding LLC, a Delaware limited liability company.

     "Depositor Sale Agreement" means the Sale Agreement, dated as of October 9, 2003, between the Trust and the Depositor.

     "Depository Agreement" means the Note Depository Agreement.

     "Determination Date" means, with respect to the Collection Period preceding any Quarterly Distribution Date, the third Business Day preceding such Quarterly Distribution Date.

     "Distribution Date" means (i) for the Floating Rate Notes, the 15th day of March, June, September and December, or, if such day is not a Business Day, the immediately following Business Day, commencing on December 15, 2003 and (ii) for the Auction Rate Notes, (a) the Business Day following the end of each Auction Period for that class of Auction Rate Notes and (b) for a class of Auction Rate Notes with an Auction Period in excess of 90 days, in addition to the days referred to in clause (a), the 15th day of March, June, September and December or if such day is not a Business Day, the immediately following Business Day.

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository

                                 Appendix A-1-15
institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody's, Standard & Poor's, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

     "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of AAA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by Standard & Poor's and
(B)(1) a long-term senior unsecured debt rating of A1 or better and (2) a short-term senior unsecured debt rating of P-1 or better by Moody's, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt rating of F-1+, or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee or the Indenture Trustee may be considered an Eligible Institution.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Student Loan Marketing Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided, that obligations of, or guaranteed by, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Student Loan Marketing Association shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                                 Appendix A-1-16

     (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Trustee or any of their respective Affiliates is investment manager or advisor);

     (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

     (g) any other investment which would not result in the downgrading or withdrawal of any rating of the Securities by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

     For purposes of the definition of "Eligible Investments," the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F-1+" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for long-term investments (or the equivalent) and "P-1" for short-term investments (or the equivalent), and (iii) in the case of Standard & Poor's, "AAA" for long-term investments (or the equivalent) and "A-1+" for short-term investments (or the equivalent). A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and Standard & Poor's shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

     "Eligible Loans" has the meaning specified in the Purchase Agreement or the Sale Agreement, as applicable.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" has the meaning specified in Section 5.01 of the Indenture.

     "Excess Distribution Certificate" means the certificate, substantially in the form of Exhibit A to the Trust Agreement.

     "Excess Distribution Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.13(g) of the Trust Agreement, which shall initially be the Trustee.

     "Excess Distribution Certificate Register" and "Excess Distribution Certificate Registrar" mean the register mentioned and the registrar appointed pursuant to Section 3.13(c) of the Trust Agreement.

                                 Appendix A-1-17

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee under the Trust Agreement or the other Basic Documents.

     "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Funds Rate" for any day means the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

     "First Priority Principal Distribution Amount" means, with respect to any Quarterly Distribution Date, an amount not less than zero equal to:

               AN - AB

     Where:

               AN = the Class A Note Balance on (i) the immediately preceding Quarterly Distribution Date (after giving effect to any principal payments made on or, in the case of the Auction Rate Notes, allocated to, the Class A Notes on such preceding Quarterly Distribution Date) or (ii) in the case of the first Quarterly Distribution Date, on the Closing Date;

               AB = the Asset Balance for such Quarterly Distribution Date;

     provided, however, that:

                    . if a Class A Note Parity Trigger is in effect, then the First Priority Principal Distribution Amount shall equal the Class A Noteholders' Principal Distribution Amount;

                                 Appendix A-1-18

                    . on or after the Class A-1 Maturity Date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Class A-1 Note Balance to zero;

                    . on or after the Class A-2 Maturity Date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Class A-2 Note Balance to zero; and

                    . on or after the Class A-3 Maturity Date, the Class A-4 Maturity Date and the Class A-5 Maturity Date, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Class A-3 Note Balance, the Class A-4 Note Balance and the Class A-5 Note Balance to zero.

     "Fitch" means Fitch, Inc. (also known as Fitch Ratings).

     "Floating Rate Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes.

     "Future Distribution Account" means the account designated as such, established and maintained pursuant to Section 2.03(a)(v) of the Administration Agreement.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Indenture" means the Indenture dated as of October 1, 2003, between the Trust and the Indenture Trustee.

     "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Indenture Trustee" means JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture.

     "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Depositor or any

                                 Appendix A-1-19

Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Index Maturity" means, with respect to any Accrual Period, a period of time equal to, one month, two months, three months or four months, as applicable, commencing on the first day of that Accrual Period.

     "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement, dated as of October 9, 2003, among the Issuer, the Indenture Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

     "Initial Pool Balance" means the Pool Balance as of the Cutoff Date, which is $1,249,966,061.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insolvency Proceeds" has the meaning set forth in Section 6.01(b) of the Administration Agreement.

     "Interest Rate Cap Agreement" means the agreement between the Trust and the Cap Counterparty, dated October 2, 2003, documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the related schedule and confirmations, providing for certain payments to the Trust, in the amounts and under the conditions set forth therein, which will terminate in accordance with its terms on the September 2006 Quarterly Distribution Date.

                                 Appendix A-1-20

     "Interest Rate Cap Counterparty" see "Cap Counterparty."

     "Investment Earnings" means, with respect to any Quarterly Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Quarterly Distribution Date pursuant to Section 2.03(b) of the Administration Agreement.

     "Issuer" means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "LAW Loan" means a loan originated under the LAWLOANS Program.

     "LIBOR Determination Date" means, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

     "Liquidating Distribution" means the amount of any distribution to the Depositor in connection with the termination of the Trust under Section 9.01(a) of the Trust Agreement.

     "MBA Loan" means a loan originated under the MBA Loans Program.

     "MED Loan" means a loan originated under the MEDLOANS Program.

     "Minimum Purchase Amount" means an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero, (ii) pay to the respective Noteholders the Class A Noteholders' Interest Distribution Amount, the Class B Noteholders' Interest Distribution Amount and the Class C Noteholders' Interest Distribution Amount payable on such Distribution Date and (iii) pay any Carry-over Amounts and interest on Carry-over Amounts to the Auction Rate Notes.

     "Monthly Servicing Payment Date" means the 15th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on November 17, 2003.

     "Moody's" means Moody's Investors Service, Inc.

     "Note Depository Agreement" means the Letter of Representations, dated October 9, 2003, between the Trust, the Trustee and the Indenture Trustee in favor of the Depository Trust Company.

                                 Appendix A-1-21

     "Note Final Maturity Date" for a class of Notes means the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date, the Class B Maturity Date or the Class C Maturity Date, as applicable.

     "Note Interest Shortfall" means the Class A Note Interest Shortfall, the Class B Note Interest Shortfall and the Class C Note Interest Shortfall.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal balance of a class of Notes divided by the original outstanding principal balance of such class of Notes. The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the outstanding principal balance of that class of Notes.

     "Note Rates" means, with respect to any Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate, the Class B Rate and the Class C Rate for such Accrual Period, collectively.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.04 of the Indenture.

     "Noteholder" or "Holder" means either a Class A Noteholder, a Class B Noteholder or a Class C Noteholder.

     "Noteholders' Interest Distribution Amount" means the Class A Noteholders' Interest Distribution Amount, the Class B Noteholders' Interest Distribution Amount and the Class C Noteholders' Interest Distribution Amount.

     "Noteholders' Principal Distribution Amount" means the Class A Noteholders' Principal Distribution Amount, the Class B Noteholders' Principal Distribution Amount and the Class C Noteholders' Principal Distribution Amount.

     "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and the Class C Notes, collectively.

     "Obligor" on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan.

     "Officers' Certificate" means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of
Section 11.01 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Depositor, the Administrator or the Servicer, a

                                 Appendix A-1-22
certificate signed by any two Authorized Officers of the Depositor, the Administrator or the Servicer, as applicable.

     "One-Month LIBOR", "Two-Month LIBOR", "Three-Month LIBOR" or "Four-Month LIBOR" means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR and One-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR and One-Month LIBOR, as applicable, in effect for the previous Accrual Period.

     "Opinion of Counsel" means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Trustee, the Trust, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Depositor, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture), and (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request,

                                 Appendix A-1-23
demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all (or, if specified, a subset of) Notes Outstanding at the date of determination.

     "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such terms in the definition of "Delivery" above.

     "Pool Balance" means, as of the last day of a Collection Period, the aggregate principal balance of the Trust Student Loans as of the beginning of such Collection Period, including accrued interest as of the beginning of such Collection Period, that is expected to be capitalized, plus interest and insurance fees that accrue during such Collection Period that are capitalized or are to be capitalized and which were not included in the prior Pool Balance, as reduced by (i) all payments received by the Trust through the last day of such Collection Period from Obligors (other than Recoveries), (ii) all amounts received by the Trust through that date from purchases of the Trust Student Loans by SLM Education Credit Management Corporation, the Depositor or the Servicer, (iii) the aggregate principal balance of all Trust Student Loans that became Charged-Off Loans during such Collection Period, and (iv) the amount of any adjustments to balances of the Trust Student Loans that the Servicer makes under the Servicing Agreement through the last day of such Collection Period. The principal balance of a Trust Student Loan that became a Charged-Off Loan during a prior Collection Period shall be deemed to be zero.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Primary Servicing Fee" for any Monthly Servicing Payment Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

                                 Appendix A-1-24

     "Principal Distribution Account" means the account designated as such, established and maintained pursuant to Section 2.03(a)(iv) of the Administration Agreement.

     "Principal Distribution Amount" means the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Principal Distribution Amount, the Regular Principal Distribution Amount and any amounts received under the Interest Rate Cap Agreement for a Quarterly Distribution Date.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Program" means one of the loan programs under which a Med Loan, MBA Loan, LAW Loan or Signature Loan was originated.

     "Purchase Amount" with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

     "Purchased Student Loan" means a Trust Student Loan which is, as of the close of business on the last, day of a Collection Period, purchased by the Servicer pursuant to Section 3.05 of the Servicing Agreement or repurchased by the Depositor pursuant to Section 6.01 of the Depositor Sale Agreement or purchased by the Seller pursuant to Section 6.01 of the Seller Sale Agreement.

     "Quarterly Distribution Date" means, with respect to each Collection Period, the 15th day of March, June, September or December, as applicable, or, if such day is not a Business Day, the immediately following Business Day, commencing on December 15, 2003.

     "Rating Agency" means Moody's, Standard & Poor's and Fitch. If any such organization or successor thereto is no longer in existence, "Rating Agency" with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Administrator, the Servicer, the Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes.

     "Record Date" means, with respect to a Distribution Date or Redemption Date
(i) for the Floating Rate Notes, the close of business on the day preceding such Distribution Date or Redemption Date and (ii) for the Auction Rate Notes, (a) for payments of interest at the applicable Note Rate and for payments of principal, two Business Days before the related Distribution Date and (b) for payments of Carry-over Amounts and interest accrued thereon, the Record Date relating to the Distribution Date for which the Carry-over Amount accrued.

                                 Appendix A-1-25

     "Recoveries" means, as of any date of determination, all amounts received by the Trust in respect of a Charged-Off Loan after such Trust Student Loan became a Charged-Off Loan.

     "Redemption Date" means in the case of a payment to Noteholders pursuant to
Section 10.01 of the Indenture, the Quarterly Distribution Date specified pursuant to Section 10.01 of the Indenture.

     "Redemption Price" means an amount equal to the Class Note Balance, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

     "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

     "Regular Principal Distribution Amount" means, with respect to any Quarterly Distribution Date, an amount not less than zero and equal to:

               (N - (AB - SOA)) - (FPDA + SPDA + TPDA)

     Where:

               N = the Class Note Balance on (i) the preceding Quarterly Distribution Date (after giving effect to any principal payments made on or, in the case of the Auction Rate Notes, allocated to, such preceding Quarterly Distribution Date) or (ii) in the case of the first Quarterly Distribution Date, the Closing Date, as the case may be;

               AB = the Asset Balance for such Quarterly Distribution Date;

               SOA = the Specified Overcollateralization Amount for such Quarterly Distribution Date;

               FPDA = the First Priority Principal Distribution Amount, if any, for such Quarterly Distribution Date;

               SPDA = the Second Priority Principal Distribution Amount, if any, for such Quarterly Distribution Date; and

               TPDA = the Third Priority Principal Distribution Amount, if any, for such Quarterly Distribution Date;

     provided, however, that:

                    . the Regular Principal Distribution Amount shall not exceed the Class Note Balance on such Quarterly Distribution Date (after taking into account the allocation of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Third Principal Distribution Amount, if any, on

                                 Appendix A-1-26
                         such Quarterly Distribution Date and in the case of the Auction Rate Notes, principal allocated but not yet paid).

     "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2.03(a)(ii) of the Administration Agreement.

     "Reserve Account Initial Deposit" means $3,124,915.

     "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale Agreement" means, collectively, the Depositor Sale Agreement and the Seller Sale Agreement.

     "Schedule of Trust Student Loans" means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

         "Second Priority Principal Distribution Amount" means, with respect to any Quarterly Distribution Date, an amount not less than zero equal to:

                    (ABN - AB) - FPDA

     Where:

                    ABN = the sum of the Class A Note Balance and the Class B
               Note Balance on (i) the immediately preceding Quarterly Distribution Date (after giving effect to any principal payments made on or, in the case of the Auction Rate Notes, allocated to, such preceding Quarterly Distribution Date or (ii) in the case of the first Quarterly Distribution Date, the Closing Date;

                    AB = the Asset Balance for such Quarterly Distribution Date;
               and

                    FPDA = the First Priority Principal Distribution Amount, if
               any, with respect to such Quarterly Distribution Date;

               provided, however, that:

                    . if a Class B Note Parity Trigger is in effect, then the Second Priority Principal Distribution Amount shall equal (a) the sum of (i) the Class A Noteholders' Principal Distribution Amount and

                                 Appendix A-1-27

                         (ii) the Class B Noteholders' Principal Distribution Amount less (b) the First Priority Principal Distribution Amount;

                    . the Second Priority Principal Distribution Amount shall not exceed the Class A Note Balance and the Class B Note Balance as of such Distribution Date (after taking into account the allocation of the First Priority Principal Distribution Amount, if any, on such Distribution Date); and

                    . on or after the Class B Maturity Date, the Second Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the Class B Note Balance to zero.

     "Seller" means SLM Education Credit Management Corporation.

     "Seller Sale Agreement" means the Sale Agreement, dated October 9, 2003, between the Seller and the Depositor.

     "Servicer" means Sallie Mae Servicing L.P., in its capacity as servicer of the Trust Student Loans, or any successor thereto in such capacity in accordance with the Servicing Agreement.

     "Servicer Default" means an event specified in Section 5.01 of the Servicing Agreement.

     "Servicer's Report" means any report of the Servicer delivered pursuant to
Section 3.01(a) of the Administration Agreement, substantially in the form acceptable to the Administrator.

     "Servicing Agreement" means the Servicing Agreement, dated as of October 9, 2003, among the Trust, the Trustee, the Depositor, the Servicer, the Administrator and the Indenture Trustee.

     "Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

     "Signature Student Loan" means a loan originated under the Signature Education Loan Program.

     "Specified Class A Enhancement" means, for any Quarterly Distribution Date, the greater of (a) 15.0% of the Asset Balance for such Quarterly Distribution Date, or (b) the Specified Overcollateralization Amount for such Quarterly Distribution Date.

     "Specified Class B Enhancement" means, for any Quarterly Distribution Date, the greater of (a) 10.125% of the Asset Balance for such Quarterly Distribution Date, or (b) the Specified Overcollateralization Amount for such Quarterly Distribution Date.

     "Specified Class C Enhancement" means, for any Quarterly Distribution Date, means the greater of (a) 3.0% of the Asset Balance for such Quarterly Distribution Date, or (b) the Specified Overcollateralization Amount for such Quarterly Distribution Date.

                                 Appendix A-1-28

     "Specified Overcollateralization Amount" means, as of any Quarterly Distribution Date, 2.0% of the initial Asset Balance.

     "Specified Reserve Account Balance" means the lesser of $3,124,915 and the Class Note Balance.

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "State" means any one of the 50 States of the United States of America or the District of Columbia.

     "Stepdown Date" means the earlier to occur of (a) the September 2008 Quarterly Distribution Date and (b) the Quarterly Distribution Date following that date on which the Class A Note Balance is reduced to zero.

     "Student Loans" means private education loans to students and parents of students that are not reinsured by the Department of Education or any other government agency.

     "Successor Administrator" has the meaning specified in Section 3.07(e) of the Indenture.

     "Successor Servicer" has the meaning specified in Section 3.07(e) of the Indenture.

     "Swap Agreement" means each of the ISDA Master Agreement by and between the Trust and JP Morgan Chase Bank dated as of October 2, 2003, including the related schedule and confirmation, and the ISDA Master Agreement by and between the Trust and Merrill Lynch Derivative Products AG dated as of October 2, 2003, including the related schedule and confirmation (collectively, the "Swap Agreements").

     "Swap Counterparty" means each of JP Morgan Chase Bank , together with its successors and permitted assigns and Merrill Lynch Derivative Products AG, together with its successors and permitted assigns (collectively, the "Swap Counterparties").

     "Swap Payment" means, with respect to each Distribution Date, the amount payable to a Swap Counterparty by the Trust for such date as specified in the related Swap Agreement.

     "Swap Termination Date" means the date on which a Swap Agreement terminates in accordance with its terms.

     "Swap Termination Payments" has the meaning set forth in the related Swap Agreement.

     "Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Third Priority Principal Distribution Amount" means, with respect to any Quarterly Distribution Date, an amount not less than zero equal to:

                                 Appendix A-1-29

                         (N - AB) - (FPDA + SPDA)

     Where:

                    N = the Class Note Balance on (i) the immediately preceding
               Quarterly Distribution Date (after giving effect to any principal payments made on or, in the case of the Auction Rate Notes, allocated to, the Notes on such preceding Quarterly Distribution
               Date) or (ii) in the case of the first Quarterly Distribution Date, the Closing Date;

                    AB = the Asset Balance for such Quarterly Distribution Date;

                    FPDA = the First Priority Principal Distribution Amount, if
               any, such Quarterly Distribution Date; and

                    SPDA = the Second Priority Principal Distribution Amount, if
               any, for such Quarterly Distribution Date;

     provided, however, that:

..  if a Class C Note Parity Trigger is in effect, then the Third Priority
   Principal Distribution Amount shall equal (a) the sum of (i) the Class A Noteholders' Principal Distribution Amount, (ii) the Class B Noteholders' Principal Distribution Amount and (iii) the Class C Noteholders' Principal Distribution Amount less (b) the First Priority Principal Distribution Amount plus the Second Priority Principal Distribution Amount;

..  the Third Priority Principal Distribution Amount shall not exceed the Class
   Note Balance on such Quarterly Distribution Date (after taking into account the allocation of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount, if any, on such Quarterly Distribution Date); and

..  on or after the Class C Maturity Date, the Third Priority Principal
   Distribution Amount shall not be less than the amount that is necessary to reduce the Class C Note Balance to zero.

     "Transfer Date" has the meaning specified in Section 5.02(a) of the Administration Agreement.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trigger Event" means with respect to any Quarterly Distribution Date, that the Cumulative Realized Losses Test is not satisfied.

     "Trust" means SLM Private Credit Student Loan Trust 2003-C, a Delaware statutory trust established pursuant to the Trust Agreement.

                                 Appendix A-1-30

     "Trust Account Property" means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all earnings on and proceeds of the foregoing.

     "Trust Accounts" has the meaning specified in Section 2.03 of the Administration Agreement.

     "Trust Agreement" means the Trust Agreement dated as of October 1, 2003, among the Depositor, the Trustee and the Indenture Trustee.

     "Trust Auction Date" has the meaning specified in Section 4.04 of the Indenture.

     "Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as Trustee under the Trust Agreement. "Trustee" shall also mean each successor Trustee as of the qualification of such successor as Trustee under the Trust Agreement.

     "Trust Estate" means all right, title and interest of the Trust (or the Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Trust Agreement, the Administration Agreement, the Interest Rate Cap Agreement and the Swap Agreements.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trust Student Loan" means any student loan that is listed on the Schedule of Trust Student Loans on the Closing Date plus any student loan that is substituted for a Trust Student Loan by the Depositor pursuant to Section 6.01 of the Depositor Sale Agreement, by the Seller pursuant to Section 6.01 of the Seller Sale Agreement or by the Servicer pursuant to Section 3.05 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto.

     "Trust Student Loan Files" means the documents specified in Section 2.01 of the Servicing Agreement.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.

                                 Appendix A-1-31

                                                                    APPENDIX A-2
                                                                TO THE INDENTURE

                         Certain Terms and Provisions of
                         -------------------------------
                             the Auction Rate Notes
                             ----------------------

                                    ARTICLE I

                                   DEFINITIONS

     Except as provided below, all terms which are defined in Appendix A-1 shall have the same meanings in this Appendix A-2. In addition, the following terms shall have the following respective meanings:

     "All Hold Rate" shall mean the Applicable LIBOR Rate less 0.20%; provided, that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

     "Applicable LIBOR Rate" shall mean, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

     "ARS Student Loan Rate" shall mean, respect to any Accrual Period, the rate of interest per annum (rounded to the next highest one-hundredth of one percent) equal to the Effective Interest Rate minus the Expense Percentage. The Administrator shall, on behalf of the Issuer, calculate the ARS Student Loan Rate as of the last day of calendar month.

"Auction" has the meaning set forth in the Auction Agent Agreement.

     "Auction Agent Fee" has the meaning set forth in the Auction Agent
Agreement.

     "Auction Date" shall mean, initially, November 3, 2003 with respect to the Class A-3 Notes , November 10, 2003 with respect to the Class A-4 Notes and November 19, 2003 with respect to the Class A-5 Notes and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective Class, other than:

          (a) each Auction Period commencing after the ownership of the applicable Auction Rate Notes is no longer maintained as Book-Entry Notes by the applicable Clearing Agency;

          (b) each Auction Period commencing after and during the continuance of a Payment Default; or

          (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

                                 Appendix A-2-1

     Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Appendix A-2.

     "Auction Note Interest Rate" shall mean the Variable Rate of interest per annum borne by an Auction Rate Note for each Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 of this Appendix A-2; provided, however, that in the event of a Payment Default, the Auction Note Interest Rate shall equal the applicable Non-Payment Rate; provided, further, however that such Auction Note Interest Rate shall in no event exceed the lesser of the ARS Student Loan Rate and the Maximum Rate.

     "Auction Period" shall mean the period applicable to an Auction Rate Note from the Business Day following the previous Auction Date to and including the day before the next Interest Payment Date, which Auction Period (after the Initial Period for such Class) initially shall consist generally of 28 days for the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes, as the same may be adjusted pursuant to Section 2.02(g) of this Appendix A-2.

     "Auction Period Adjustment" shall mean an adjustment to the Auction Period as provided in Section 2.02(g) of this Appendix A-2.

     "Auction Procedures" shall mean the procedures set forth in Section 2.02(a) of this Appendix A-2 by which the Auction Rate is determined.

     "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.02(a)(iii)(B) of this Appendix A-2.

     "Authorized Denominations" shall mean $50,000 and any integral multiple thereof.

     "Available Auction Rate Notes" has the meaning set forth in Section 2.02(a)(iii)(A)(1) of this Appendix A-2.

     "Bid" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A-2.

     "Bid Auction Rate" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A-2.

     "Bidder" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A-2.

"Bond Equivalent Yield" shall mean, in respect of any security the rate for which is quoted in The Wall Street Journal on a bank discount basis, the "bond equivalent yield" (expressed as a percentage) for such security which appears on Telerate's United States Treasury and Money Market Composite Page 0223, rounded up to the nearest one one-hundredth of one percent."

     "Cap Rate" shall mean, with respect to any Accrual Period applicable to the Auction Rate Notes, the lesser of (i) the applicable Maximum Rate in effect for that Accrual Period and (ii) the ARS Student Loan Rate in effect for that Accrual Period.

                                 Appendix A-2-2

     "Carry-over Amount" shall mean, for any Accrual Period during which interest is calculated at the ARS Student Loan Rate, the excess, if any, of (a) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Accrual Period at the lesser of (i) the applicable Auction Rate and (ii) the Maximum Rate determined as if the ARS Student Loan Rate were not a component thereof over (b) the amount of interest on such Auction Rate Note actually accrued with respect to such Auction Rate Note with respect to such Accrual Period based on the ARS Student Loan Rate, together with the unreduced portion of any such excess from prior Accrual Periods; provided that any reference to "principal" or "interest" in the Supplemental Indenture and in this Appendix A-2 and the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

     "Commercial Paper Rate (90-day)" shall mean the rate determined at the end of each calendar quarter using the daily average of that quarter's bond equivalent 3-Month Financial Commercial Paper rates. The daily bond equivalent rates are calculated from the 3-Month Financial Commercial Paper discount rates published in the Federal Reserve's H.15 report. On weekends, holidays, and any other day when no H.15 rates are available, the rate from the most recent published date is used.

     "Effective Interest Rate" shall mean, with respect to each calendar month during the term of the Notes, the weighted average effective interest rate of all Trust Student Loans, where for each Trust Student Loan, the effective interest rate is equal to the interest rate payable by a borrower on each Trust Student Loans calculated as of the last day of such calendar month minus the weighted average of borrower incentives on all Trust Student Loans, each as of the last day of such calendar month.

     "Eligible Carry-Over Make-Up Amount" shall mean, with respect to each Accrual Period relating to the Auction Rate Notes as to which, as of the first day of such Accrual Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Rate Notes in respect to such Accrual Period at a per annum rate equal to the excess, if any, of the ARS Student Loan Rate over the Auction Rate, together with the unreduced portion of any such excess from prior Accrual Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Accrual Period together with interest accrued and unpaid thereon through the end of such Accrual Period.

     "Existing Owner" shall mean (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealers in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

     "Existing Owner Registry" has the meaning provided in the Auction Agent Agreement.

     "Expense Percentage" shall mean, with respect to each calendar month during the term of the Notes, the percentage equal to (i) the amount of percentage basis points representing the Primary Servicing Fees, Auction Agent Fees and Broker-Dealer Fees payable during that month

                                 Appendix A-2-3
plus (ii) (a) the Administration Fees payable during the Collection Period in which that month occurs divided by (b) the total principal balance of the Notes outstanding, as of the immediately preceding Distribution Date (minus any funds on deposit in the Future Distribution Account allocated to principal on any Auction Rate Notes but not yet payable) times (c) 4.

"Hold Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A-2.

     "Initial Auction Agent Agreement" shall mean, the Auction Agent Agreement dated as of October 9, 2003, by and among the Issuer, the Indenture Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

     "Initial Period" shall mean, as to Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Auction Rate Notes.

     "Initial Rate" shall mean 1.14% for the Class A-3 Notes, 1.14% for the Class A-4 Notes and 1.14% for the Class A-5 Notes.

     "Initial Rate Adjustment Date" shall mean the day immediately following the Initial Auction Date for each class of Auction Rate Notes.

     "Interest Rate Adjustment Date" shall mean the date on which an Auction
Note Interest Rate is effective, and shall mean, with respect to the Auction Rate Notes, the date of commencement of each Auction Period.

     "Interest Rate Determination Date" shall mean, with respect to the Auction Rate Notes, the Auction Date, or if no Auction Date is applicable to such Class, the Business Day immediately preceding the date of commencement of an Auction Period.

     "Maximum Rate" means the least of (a) either (i) the Applicable LIBOR Rate plus 1.50% (if the ratings assigned by Moody's, S&P and Fitch to the Auction Rate Notes are "Aaa," "AAA" and "AAA," respectively, or better) or (ii) the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by Moody's, S&P and Fitch to the Auction Rate Notes is less than "Aaa," "AAA" and "AAA," respectively, and greater than or equal to "A3," "A-" and "A-," respectively), or (iii) the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by Moody's, S&P and Fitch to the Auction Rate Notes is less than "A3," "A-" and "A-" respectively), (b) 18% and (c) the highest rate the Issuer may legally pay, from time to time, as interest on the Auction Rate Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement.

     "Non-Payment Rate" shall mean One-Month LIBOR plus 1.50%.

     "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR." See "One-Month LIBOR" in Appendix A-1.

     "Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A-2.

                                 Appendix A-2-4

     "Payment Default" shall mean, with respect to the Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest at the applicable Note Rate on such Auction Rate Notes, or (b) a default in the due and punctual payment of any interest on and principal of such Auction Rate Notes at their maturity.

     "Potential Owner" shall mean any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., its successors and assigns.

     "Sell Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A-2.

     "Submission Deadline" shall mean 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which the Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

     "Submitted Bid" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A-2.

     "Submitted Hold Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A-2.

     "Submitted Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A-2.

     "Submitted Sell Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A-2.

     "Substitute Auction Agent" shall mean the Person with whom the Issuer and the Indenture Trustee enter into a Substitute Auction Agent Agreement.

     "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Appendix A-2 agrees with the Indenture Trustee and the Issuer to perform the duties of the Auction Agent under this Appendix A-2.

     "Sufficient Bids" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A-2.

     "Variable Rate" shall mean the variable rate of interest per annum, including the Initial Rate, borne by each class of Auction Rate Notes during the Initial Period for such class, and each Accrual Period thereafter as such rate of interest is determined in accordance with the provisions of Article II of this Appendix A-2.

                                 Appendix A-2-5

                                   ARTICLE II

                               TERMS AND ISSUANCE

     Section 2.01 Auction Rate and Carry-Over Amounts. During the Initial Period, each Class of Auction Rate Notes shall bear interest at the Initial Rate for such Class. Thereafter, and except with respect to an Auction Period Adjustment, the Auction Rate Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period for the Auction Rate Notes, as determined pursuant to this Section 2.01 and Section 2.02 of this Appendix A-2.

     For the Auction Rate Notes during the Initial Period and each Auction Period thereafter, interest at the applicable Auction Rate Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     The Auction Note Interest Rate to be borne by the Auction Rate Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Each such Auction Period after the Initial Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the third Business Day of the following fourth week in the case of the Auction Rate Notes; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Auction Rate Notes, such Auction Period shall commence on the Initial Rate Adjustment Date. The Auction
Note Interest Rate of the Auction Rate Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) of this Appendix A-2; provided that if, on any Interest Rate Determination Date, an Auction is not held for any reason, then the Auction
Note Interest Rate on such Auction Rate Notes for the next succeeding Auction Period shall be the applicable Cap Rate.

     Notwithstanding the foregoing:

          (a) if the ownership of an Auction Rate Note is no longer maintained as a Book-Entry Note, the Auction Note Interest Rate on the Auction Rate Notes for any Accrual Period commencing after the delivery of certificates representing Auction Rate Notes pursuant to this Indenture shall equal the Cap Rate; or

          (b) if a Payment Default shall have occurred, the Auction Note Interest Rate on the Auction Rate Notes for the Accrual Period commencing on or immediately after such Payment Default, and for each Accrual Period thereafter, to and including the Accrual Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Accrual Period.

     In accordance with Section 2.02(a)(iii)(B) and (C) of this Appendix A-2, the Auction Agent shall promptly give written notice to the Indenture Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Note Interest Rate, applicable to the Auction Rate Notes. The Indenture Trustee shall, upon request, notify the Noteholders and the Issuer of Auction Rate Notes of the applicable Auction Note Interest Rate applicable to such

                                 Appendix A-2-6

Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of the Auction Rate Notes or this Indenture and except for the occurrence of a Payment Default, interest payable on the Auction Rate Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

     If the Auction Rate for the Auction Rate Notes is greater than the ARS Student Loan Rate, then the Variable Rate applicable to such Auction Rate Notes for that Accrual Period will be the ARS Student Loan Rate and the Issuer shall determine the Carry-over Amount, if any, with respect to such Auction Rate Notes for such Accrual Period.

     Such Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Issuer, provided the Indenture Trustee has received notice of One-Month LIBOR from the Issuer, and if the Indenture Trustee shall not have received such notice from the Issuer, then as determined by the Indenture Trustee) from the Distribution Date for the Accrual Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. For purposes of this Indenture and this Appendix A-2, any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount. Such Carry-over Amount shall be separately calculated for each Auction Rate Note by the Issuer during such Accrual Period in sufficient time for the Indenture Trustee to give notice to each Noteholder of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Distribution Date for an Accrual Period with respect to which such Carry-over Amount has been calculated by the Issuer, the Indenture Trustee shall give written notice to each Noteholder the Auction Agent and the Issuer, in the form provided by the Issuer, of the Carry-over Amount applicable to each Auction Rate Note, which written notice may accompany the payment of interest made to the Noteholder on such Distribution Date. Such notice shall state, in addition to such Carry-over Amount, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to such Auction Rate Note, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Indenture Trustee pursuant to an Issuer Order on an Auction Rate Note on the earliest of
(i) the date of defeasance of the Auction Rate Notes or (ii) the first occurring Distribution Date with respect to the Auction Rate Note (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carry-over Make-Up Amount with respect to such subsequent Accrual Period is greater than zero, and (B) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

     The Carry-over Amount (and interest accrued thereon until the date of payment) for Auction Rate Notes shall be allocated to the Auction Rate Notes by the Indenture Trustee pursuant to an Issuer Order on Outstanding Auction Rate Notes on the first occurring Quarterly Distribution Date if and to the extent that (i) the Eligible Carry-over Make-Up Amount is greater

                                 Appendix A-2-7
than zero, and (ii) on such Quarterly Distribution Date there are sufficient moneys available after all distributions or allocations with a higher priority have been made and paid to the Auction Rate Notes on the succeeding Distribution Date (or on such Quarterly Distribution Date if it is a Distribution Date for such Auction Rate Notes). Any Carry-over Amount (and any interest accrued thereon) on any Auction Rate Note which is due and payable on a Quarterly Distribution Date, which Auction Rate Note is to be allocated principal (other than by optional redemption) on said Distribution Date, shall be paid to the Noteholder thereof on the related Distribution Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix A-2; provided, however, that any Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Distribution Date shall be cancelled with respect to said Auction Rate Note that is to be allocated principal (other than by optional redemption) on said Quarterly Distribution Date and shall not be paid on any succeeding Distribution Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully allocated by the Indenture Trustee on the next occurring Quarterly Distribution Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Distribution Date on which the Indenture Trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Auction Rate Notes, the Indenture Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Noteholder of such Auction Rate Note receiving such partial payment of the Carry-over Amount remaining unpaid on such Auction Rate Note.

     The Quarterly Distribution Date or other date on which such Carry-over Amount (or any interest accrued thereon) for Auction Rate Notes shall be allocated shall be determined by the Indenture Trustee in accordance with the provisions of the immediately preceding paragraph. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-over Make-up Amount.

     In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Auction Period, for Auction Rate Notes shall be the applicable Cap Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Cap Rate, the Cap Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions of this Appendix A-2 and written notice of such determination shall be given by such securities dealer to the Indenture Trustee.

     Section 2.02  Auction Rate.

     (a) Determining the Auction Rate. By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times as Book-Entry Notes for the account of its Clearing Agency Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such

                                 Appendix A-2-8

Clearing Agency Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

     So long as the ownership of Auction Rate Notes is maintained as Book-Entry Notes by the Clearing Agency, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Clearing Agency Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

          (i)  (A)  Prior to the Submission Deadline on each Auction Date;

               (1) each Existing Owner of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

                    a. the principal amount of Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                    b. the principal amount of Outstanding Auction Rate Notes, if any, which such Existing Owner offers to sell if the Auction
               Note Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

                    c. the principal amount of Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

               and

               (2) one or more Broker-Dealers may contact Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

     The statement of an Existing Owner or a Potential Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause (1)a. is herein referred to as a "Hold Order"; an Order described in clauses (1)b. and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c. is herein referred to as a "Sell Order."

               (B) (1) Subject to the provisions of Section 2.02(a)(ii) of this Appendix A-2, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                                 Appendix A-2-9

                    a. the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified therein; or

                    b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in
               Section 2.02(a)(iv)(A)(4) of this Appendix A-2, if the Auction
               Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified therein; or

                    c. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in
               Section 2.02(a)(iv)(B)(3) of this Appendix A-2, if the rate specified therein shall be higher than the applicable Maximum Rate and Sufficient Bids have not been made.

               (2) Subject to the provisions of Section 2.02(a)(ii) of this Appendix A-2, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                    a. the principal amount of Outstanding Auction Rate Notes specified in such Sell Order; or

                    b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(B)(3) of this Appendix A-2, if Sufficient Bids have not been made.

               (3) Subject to the provisions of Section 2.02(a)(ii) of this Appendix A-2, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                    a. the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be higher than the rate specified in such Bid; or

                    b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(A)(5) of this Appendix A-2, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid.

          (ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such
     Order:

               (1)  the name of the Bidder placing such Order;

                                 Appendix A-2-10

               (2) the aggregate principal amount of Auction Rate Notes that are the subject of such Order;

               (3)  to the extent that such Bidder is an Existing Owner:

                    a. the principal amount of Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Owner;

                    b. the principal amount of Auction Rate Notes, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

                    c. the principal amount of Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Owner;

               and

               (4) to the extent such Bidder is a Potential Owner, the rate specified in such Potential Owner's Bid.

          (B) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

          (C) If an Order or Orders covering all Outstanding Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

          (D) Neither the Issuer, the Indenture Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

          (E) If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

               (1) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold

                                 Appendix A-2-11

          Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

               (2) a. Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause
          (A) of this paragraph (ii);

                    b. subject to subclause (1) of this clause (E), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                    c. subject to subclauses (1) and (2) of this clause (E), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                    d. in any such event, the amount of Outstanding Auction Rate Notes, if any, subject to Bids not valid under this clause
               (E) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

               (3) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause
          (2) of this paragraph (E).

          (F) If more than one Bid for Auction Rate Notes is submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

          (G) An Existing Owner that offers to purchase additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

          (H) Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

          (I) Any Bid specifying a rate higher than the applicable Maximum Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and
     (2) not be accepted if submitted by a Potential Owner.

                                 Appendix A-2-12

           (J) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

     (iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

               (1) the excess of the total principal amount of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Rate Notes"), and

               (2)  from the Submitted Orders whether:

                    a. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the applicable Maximum Rate;

           exceeds or is equal to the sum of:

                    b. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Rate; and

                    c. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Sell Orders;

               (in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient Bids"); and

               (3) if Sufficient Bids exist, the Bid Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                    a. (x) each Submitted Bid from Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

                    b. (x) each such Submitted Bid from Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

                                 Appendix A-2-13
               the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

          (B) Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) of this Appendix A-2, the Auction Agent shall advise, based upon the information provided and determination made by the Administrator, the Indenture Trustee and the Broker-Dealers of the ARS Student Loan Rate, Maximum Rate and the All Hold Rate and the components thereof on the Auction Date. Based on such determinations, the Auction Rate for the next succeeding Accrual Period will be established as follows:

               (1) if Sufficient Bids exist, that the Auction Rate for the next succeeding Auction Period shall be equal to the Bid Auction Rate so determined;

               (2) if Sufficient Bids do not exist (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Auction Period shall be equal to the applicable Maximum Rate; or

               (3) if all Outstanding Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Auction Period shall be equal to the applicable All Hold Rate.

          (C) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Indenture Trustee of the Auction Note Interest Rate, which rate shall be the least of (x) the Auction Rate, (y) the applicable Maximum Rate and (z) the ARS Student Loan Rate.

     (iv) Existing Owners shall continue to own the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the ARS Student Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

     If the Maximum Rate is less than the Auction Rate, the Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the applicable Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

          (A) If Sufficient Bids have been made and the Maximum Rate is equal to or greater than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be

                                 Appendix A-2-14
     the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

               (1) Existing Owners' Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

               (2) Existing Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

               (3) Potential Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be accepted;

               (4) Each Existing Owners' Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of
          Section 2.02(a)(iv)(D) of this Appendix A-2; and

               (5) Each Potential Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2),
          (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which

                                 Appendix A-2-15
          shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A-2.

          (B) If Sufficient Bids have not been made (other than because all of the Outstanding Auction Rate Notes are subject to submitted Hold Orders), or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A-2, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (1) Existing Owners' Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

               (2) Potential Owners' Submitted Bids specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

               (3) each Existing Owner's Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clause (2)(x) of this Section 2.02(a)(iv)(B) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

          (C) If all Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

          (D)  If, as a result of the procedures described in paragraph (A) or
     (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

                                 Appendix A-2-16

          (E) If, as a result of the procedures described in paragraph (B) of this Section 2.02(a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Notes for purchase among Potential Owners so that only Auction Rate Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

     (v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

     (vi) Any calculation by the Auction Agent or the Indenture Trustee, as applicable, of the Auction Note Interest Rate, the Maximum Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

     (vii) Notwithstanding anything in this Appendix A-2 to the contrary, (A) no Auction for the Auction Rate Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Collection Account to pay, or otherwise held by the Indenture Trustee under the Indenture and available to pay, the principal of and interest due on the Auction Rate Notes on the Distribution Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Indenture Trustee shall promptly notify the Auction Agent of any such occurrence.

     (b)   Application of Interest Payments for the Auction Rate Notes.

     (i) The Indenture Trustee shall determine not later than 2:00 p.m., eastern time, on the Business Day next succeeding a Distribution Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Indenture Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Indenture Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

     (ii) Not later than 2:00 p.m., eastern time, on each anniversary of the initial Distribution Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Account, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., eastern time, on each Auction Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Account, an amount equal to the Broker-Dealer Fee as calculated in

                                 Appendix A-2-17
the Auction Agent Agreement. The Indenture Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Officer, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Collection Account.

     (c) Calculation of Maximum Rate, All Hold Rate, ARS Student Loan Rate, Applicable LIBOR Rate, and Non-Payment Rate. The Auction Agent shall calculate the applicable Maximum Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, on each Auction Date and shall notify the Indenture Trustee and the Broker-Dealers of the applicable Maximum Rate, Applicable LIBOR Rate and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Rate Notes is no longer maintained as Book-Entry Notes, or if a Payment Default has occurred, then the Indenture Trustee shall determine the applicable Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Accrual Period. If the ownership of the Auction Rate Notes is no longer maintained as Book-Entry Notes by the Clearing Agency, the Indenture Trustee shall calculate the applicable Maximum Rate on the Business Day immediately preceding the first day of each Auction Period after the delivery of certificates representing the Auction Rate Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Indenture Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Accrual Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Accrual Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the applicable Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Indenture Trustee of the applicable Maximum Rate, Applicable LIBOR Rate and All Hold Rate. The Administrator shall advise the Indenture Trustee who shall advise the Auction Agent of the applicable ARS Student Loan Rate.

     (d)   Notification of Rates, Amounts and Distribution Dates.

     (i) By 12:00 noon, eastern time, on the Business Day following each Record Date, the Indenture Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Distribution Date to the beneficial owners of Auction Rate Notes.

     (ii) At least four Business Days prior to any Distribution Date, the Indenture Trustee shall:

          (A) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained as Book-Entry Notes by the applicable Clearing Agency, (1) the date of such next Distribution Date and (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.02(b)(ii) of this Appendix A-2; and

          (B) advise the applicable Clearing Agency, so long as the ownership of the Auction Rate Notes is maintained as Book-Entry Notes by the applicable Clearing

                                 Appendix A-2-18

     Agency, upon request, of the aggregate amount of interest distributable on such next Distribution Date to the beneficial owners of each Class of the Auction Rate Notes.

     If any day scheduled to be an Distribution Date shall be changed after the Indenture Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Indenture Trustee shall, not later than 11:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Distribution Date or the old Distribution Date, by such means as the Indenture Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained as Book-Entry Notes by the applicable Clearing Agency.

     (e)   Auction Agent.

     (i) The Bank of New York is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Indenture Trustee and the Issuer will, and the Indenture Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with The Bank of New York, as the Initial Auction Agent. Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Appendix A-2 by giving at least 90 days' notice to the Indenture Trustee, each Broker-Dealer and the Issuer. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of an Authorized Officer or by the holders of a majority of the aggregate principal amount of the Auction Rate Notes then Outstanding, and if by such Noteholders, by an instrument signed by such Noteholders or their attorneys and filed with the Auction Agent, the Issuer and the Indenture Trustee upon at least 90 days' written notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, each Broker-Dealer and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     (ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent.

                                 Appendix A-2-19

     (iii) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     (f)   Broker-Dealer.

     (i) The Auction Agent will enter into Broker-Dealer Agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. as the initial Broker-Dealers. An Authorized Officer of the Administrator, on behalf of the Issuer may, from time to time, approve one or more additional persons to serve as a Broker-Dealer under the Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Indenture Trustee and the Auction Agent.

     (ii) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Administrator, on behalf of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

     (g)   Changes in Auction Period or Periods and Certain Percentages.

     (i) While any of the Auction Rate Notes are Outstanding, the Issuer may, at the direction of the Broker-Dealers, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written direction of the applicable Broker-Dealer, not later than nine days prior to the Auction Date for such Auction Period. The Broker-Dealer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Indenture Trustee, the Auction Agent, the applicable Broker-Dealers, each Rating Agency and the applicable Clearing Agency in substantially the form of, or containing substantially the information contained in, Exhibit E attached hereto at least 10 days prior to the Auction Date for such Auction Period.

     (ii) Any such adjusted Auction Period shall not be less than 7 days nor more than 270 days.

     (iii) An Auction Period Adjustment shall take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F attached hereto, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written direction of the applicable Broker-Dealer and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section 2.02 and the Auction Period shall be

                                 Appendix A-2-20
the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the applicable Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

     In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.03 of the Auction Agent Agreement.

     (h) Changes in the Auction Date. The applicable Broker-Dealer, and, if applicable, upon receipt of the opinion of counsel as required below, may specify a different Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1.01 of this Appendix A-2 with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes. The applicable Broker-Dealer shall deliver a written direction to such change in the length of the Auction Date to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written direction of the applicable Broker-Dealer, such Broker-Dealer shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Auction Agent, the Issuer, each Rating Agency and the Clearing Agency. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G attached hereto.

     In connection with any change described in this Section 2.02(h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.03 of the Auction Agent Agreement.

     Section 2.03 Additional Provisions Regarding the Interest Rates on the Auction Rate Notes. The determination of a Variable Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this
Article II shall be conclusive and binding on the Noteholders of the Auction Rate Notes to which such Variable Rate applies, and the Issuer and the Indenture Trustee may rely thereon for all purposes.

     In no event shall the cumulative amount of interest paid or payable on the Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes or related documents) calculated from the Closing Date through any subsequent day during the term of the Auction Rate Notes or otherwise prior to payment in full of the Auction Rate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Notes, or if the redemption or acceleration of the maturity of the Auction Rate Notes results in payment to or receipt by the Noteholder or any former Noteholder of the Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction

                                 Appendix A-2-21

Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Notes shall be credited on the principal balance of the Auction Rate Notes (or, if the Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Notes and under the related documents.

                                 Appendix A-2-22

                                                                      SCHEDULE A
                                                                TO THE INDENTURE

                         Schedule of Trust Student Loans
                         -------------------------------

                       [See Schedule A to the Bill of Sale
                      (Attachment B to the Sale Agreement)]


                                  Schedule A-1

                                                                      SCHEDULE B
                                                                TO THE INDENTURE

                      Location of Trust Student Loan Files
                      ------------------------------------

                  [See Attachment B to the Servicing Agreement]



                                  Schedule B-1

                                                                     Exhibit A-1


                            [FORM OF CLASS A-1 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS


     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-1                                                         CUSIP NO. 78443C AY0
                                                          ISIN NO. US78443C AY03
                                                       COMMON CODE NO. 017786466


                                  Exhibit A-1-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                FLOATING RATE CLASS A-1 STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $500,000,000 and the denominator of which is $600,000,000 by (ii) the aggregate amount, if any, payable to Class A-1 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2016 Distribution Date (the "Class A-1 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-1 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                  Exhibit A-1-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                        SLM PRIVATE CREDIT STUDENT LOAN TRUST
                                        2003-C


          By: CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under the Trust Agreement

                                        By:
                                           -------------------------------------
                                           Authorized Signatory


Date: October 9, 2003

               TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK, not in its
                                        individual capacity but solely as
                                        Indenture Trustee under the Indenture


                                        By:
                                           -------------------------------------
                                           Authorized Signatory


Date: October 9, 2003


                                  Exhibit A-1-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), which, together with the Issuer's Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Auction Rate Class A-3 Student-Loan Backed Notes (the "Class A-3 Notes"), Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Auction Rate Class A-5 Student Loan-Backed Notes (the "Class A-5 Notes"), Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes") and Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-1 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes are prior in order of principal payment to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and the Class C Notes and senior to the Class B Notes and the Class C Notes as and to the extent provided in the Indenture.

     Principal of the Class A-1 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 15, 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-1 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-1 Rate. The "Class A-1 Rate" for each Accrual Period other than the initial Accrual Period shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.10%. The Class A-1 Rate for the initial Accrual Period shall mean the rate determined by the following formula:

                              x + [ 6/31 * (y-x) ]

                              where:

                                     x = Two-Month LIBOR, and

                                  Exhibit A-1-4
                                     y = Three-Month LIBOR,

in each case, as determined on the second Business Day before the beginning of the initial Accrual Period, plus 0.10%, based on the actual number of days in the initial Accrual Period divided by 360.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-1 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                                  Exhibit A-1-5

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance

                                  Exhibit A-1-6
by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  Exhibit A-1-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      __________________________


                                                  ____________________________*/
                                                           Signature Guaranteed:


                                                  ____________________________*/

------------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  Exhibit A-1-8

                                                                     Exhibit A-2

                            [FORM OF CLASS A-1 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-2                                                         CUSIP NO. 78443C AY0
                                                          ISIN NO. US78443C AY03
                                                       COMMON CODE NO. 017786466


                                  Exhibit A-2-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                FLOATING RATE CLASS A-1 STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum [Note Face Amount] payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $100,000,000 and the denominator of which is $600,000,000 by (ii) the aggregate amount, if any, payable to Class A-1 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2016 Distribution Date (the "Class A-1 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-1 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                  Exhibit A-2-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                        SLM PRIVATE CREDIT STUDENT LOAN TRUST
                                        2003-C


          By: CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under the Trust Agreement
                                        By:
                                           -------------------------------------
                                            Authorized Signatory

Date: October 9, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK, not in its
                                        individual capacity but solely as
                                        Indenture Trustee under the Indenture


                                        By:
                                           -------------------------------------
                                            Authorized Signatory


Date: October 9, 2003


                                  Exhibit A-2-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), which, together with the Issuer's Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Auction Rate Class A-3 Student-Loan Backed Notes (the "Class A-3 Notes"), Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Auction Rate Class A-5 Student Loan-Backed Noted (the "Class A-5 Notes"), Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes") and Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-1 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes are prior in order of principal payment to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and the Class C Notes and senior to the Class B Notes and the Class C Notes as and to the extent provided in the Indenture.

     Principal of the Class A-1 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 15, 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-1 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-1 Rate. The "Class A-1 Rate" for each Accrual Period other than the initial Accrual Period shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.10%. The Class A-1 Rate for the initial Accrual Period shall mean the rate determined by the following formula:

                              x + [ 6/31 * (y-x) ]

                              where:

                                     x = Two-Month LIBOR, and


                                  Exhibit A-2-4
                                     y = Three-Month LIBOR,

in each case, as determined on the second Business Day before the beginning of the initial Accrual Period, plus 0.10%, based on the actual number of days in the initial Accrual Period divided by 360.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-1 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.


                                  Exhibit A-2-5

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance


                                  Exhibit A-2-6
by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  Exhibit A-2-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________________


                                        ______________________________________*/
                                                           Signature Guaranteed:


                                        ______________________________________*/

----------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  Exhibit A-2-8

                                                                     Exhibit A-3

                            [FORM OF CLASS A-2 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS


     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-1                                                          CUSIP NO.78443C AZ7
                                                          ISIN NO. US78443C AZ77
                                                       COMMON CODE NO. 017786539


                                  Exhibit A-3-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                FLOATING RATE CLASS A-2 STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] payable to Class A-2 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2020 Distribution Date (the "Class A-2 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-2 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                  Exhibit A-3-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                        SLM PRIVATE CREDIT STUDENT LOAN TRUST
                                        2003-C


          By: CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under the Trust Agreement


                                        By:
                                           -------------------------------------
                                        Authorized Signatory


Date: October 9, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK, not in its
                                        individual capacity but solely as
                                        Indenture Trustee under the Indenture


                                        By:
                                           -------------------------------------
                                            Authorized Signatory


Date: October 9, 2003


                                  Exhibit A-3-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Auction Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Auction Rate Class A-5 Student Loan-Backed Notes (the "Class A-5 Notes"), Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes") and Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes, the "Notes") are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-2 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes are prior in order of principal payment to the Class A-2 Notes, and the Class A-2 Notes are senior to the Class A-3 Notes, Class A-4 Notes, Class A-5 Notes Class B Notes and the Class C Notes, as and to the extent provided in the Indenture.

     Principal of the Class A-2 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 15, 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-2 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-2 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-2 Rate. The "Class A-2 Rate" for each Accrual Period other than the initial Accrual Period shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.39%. The Class A-2 Rate for the initial Accrual Period shall mean the rate determined by the following formula:

                              x + [ 6/31 * (y-x) ]

                              where:

                                     x = Two-Month LIBOR, and

                                     y = Three-Month LIBOR,


                                  Exhibit A-3-4
in each case, as determined on the second Business Day before the beginning of initial Accrual Period, plus 0.39%, based on the actual number of days in the initial Accrual Period divided by 360.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-2 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under


                                  Exhibit A-3-5
the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu


                                  Exhibit A-3-6
hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  Exhibit A-3-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________________


                                        ______________________________________*/
                                                           Signature Guaranteed:


                                        ______________________________________*/

----------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  Exhibit A-3-8

                                                                     Exhibit A-4


                            [FORM OF CLASS A-3 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-1                                                         CUSIP NO. 78443C BA1
                                                          ISIN NO. US78443C BA18
                                                       COMMON CODE NO. 017786563


                                  Exhibit A-4-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                AUCTION RATE CLASS A-3 STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] payable to Class A-3 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 and Appendix A-2 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2032 Distribution Date (the "Class A-3 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-3 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date for the Class A-3 Notes (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date for the Class A-3 Notes (or, in the case of the first Accrual Period, to and including the initial Auction Date for the Class A-3 Notes) (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                  Exhibit A-4-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                        SLM PRIVATE CREDIT STUDENT LOAN TRUST
                                        2003-C

                                        By: CHASE MANHATTAN BANK USA, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as Trustee under
                                            the Trust Agreement,


                                            By:
                                               ---------------------------------
                                                      Authorized Signatory


Date:  October 9, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Indenture Trustee under
                                            the Indenture,


                                            By:
                                               ---------------------------------
                                                      Authorized Signatory


Date:  October 9, 2003


                                  Exhibit A-4-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Auction Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Auction Rate Class A-5 Student Loan-Backed Notes (the "Class A-5 Notes"), Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes") and Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes, the "Notes") are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-3 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes and Class A-2 Notes are prior in order of principal payment to the Class A-3 Notes, interest on the Class A-3 Notes are paid pari passu and principal on the Class A-3 Notes are paid pari passu, in lots of $50,000, with the Class A-4 Notes and Class A-5 Notes, and the Class A-3 Notes are senior to the Class B Notes and Class C Notes, as and to the extent provided in the Indenture.

     Principal of the Class A-3 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means (a) the Business Day following the end of each Auction Period for that class of Auction Rate Notes and (b) for a class of Auction Rate Notes with an Auction Period in excess of 90 days, in addition to the days referred to in clause (a), the Quarterly Distribution Dates.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-3 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-3 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-3 Rate. The "Class A-3 Rate" for each Accrual Period shall be equal to the Auction Note Interest Rate for the Class A-3 Notes.

     The applicable Auction Note Interest Rate will be determined periodically on the basis of orders placed in an Auction conducted on the Business Day immediately preceding the first day of each Auction Period and in such other manner as described in the Indenture.

     The Auction Period, the applicable Auction Note Interest Rate, the method of determining the applicable Auction Note Interest Rate, the Distribution Dates, and the Auction Procedures related thereto will be determined upon the terms and conditions, including required notices thereof to the beneficial

                                  Exhibit A-4-4
owners thereof, provided in the Indenture, to which provisions specific reference is hereby made, and all of which provisions are hereby specifically incorporated herein by reference.

     In no event shall the applicable Auction Note Interest Rate exceed the Maximum Rate. The excess of the amount of interest that would have accrued on this Class A-3 Note at the lesser of the Auction Rate and the Maximum Rate determined as if the ARS Student Loan Rate were not a component thereof over the amount of interest actually accrued at the ARS Student Loan Rate, together with the unreduced portion of any such excess from prior Accrual Periods will accrue as the Carry-over Amount as provided in the Indenture. Any Carry-over Amount on this Class A-3 Note and any interest accrued thereon, is due and payable only if and to the extent as set forth in the Indenture. Any such payment obligation is extinguished when this Class A-3 Note is paid at maturity or by earlier redemption.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-3 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service


                                  Exhibit A-4-5
charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on


                                  Exhibit A-4-6
behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  Exhibit A-4-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
                         attorney, to transfer said Note on the books kept for
                    registration thereof, with full power of substitution in the premises.

Dated:_________________________


                                        ______________________________________*/
                                                           Signature Guaranteed:


                                        ______________________________________*/

----------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  Exhibit A-4-8

                                                                     Exhibit A-5

                            [FORM OF CLASS A-4 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-1                                                         CUSIP NO. 78443C BB9
                                                          ISIN NO. US78443C BB90
                                                       COMMON CODE NO. 017786601


                                  Exhibit A-5-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                AUCTION RATE CLASS A-4 STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] payable to Class A-4 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 and Appendix A-2 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2032 Distribution Date (the "Class A-4 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-4 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date for the Class A-4 Notes (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date for the Class A-4 Notes (or, in the case of the first Accrual Period, to and including the initial Auction Date for the Class A-4 Notes) (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                  Exhibit A-5-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.


                                        SLM PRIVATE CREDIT STUDENT LOAN TRUST
                                        2003-C


                                        By:  CHASE MANHATTAN BANK USA, NATIONAL
                                             ASSOCIATION, not in its individual
                                             capacity but solely as Trustee
                                             under the Trust Agreement,


                                             By:
                                                 -------------------------------
                                                      Authorized Signatory


Date: October 9, 2003


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes designated above and referred to in the within-mentioned Indenture.


                                             JPMORGAN CHASE BANK,
                                             not in its individual capacity but
                                             solely as Indenture Trustee under
                                             the Indenture,


                                             By:
                                                 -------------------------------
                                                       Authorized Signatory


Date: October 9, 2003


                                  Exhibit A-5-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Auction Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Auction Rate Class A-5 Student Loan-Backed Notes (the "Class A-5 Notes"), Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes") and Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes, the "Notes") are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes and Class A-2 Notes are prior in order of principal payment to the Class A-4 Notes, interest on the Class A-4 Notes are paid pari passu and principal on the Class A-4 Notes are paid pari passu, in lots of $50,000, with the Class A-3 Notes and Class A-5 Notes, and the Class A-4 Notes are senior to the Class B Notes and Class C Notes, as and to the extent provided in the Indenture.

     Principal of the Class A-4 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means (a) the Business Day following the end of each Auction Period for that class of Auction Rate Notes and (b) for a class of Auction Rate Notes with an Auction Period in excess of 90 days, in addition to the days referred to in clause (a), the Quarterly Distribution Dates.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-4 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-4 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-4 Rate. The "Class A-4 Rate" for each Accrual Period shall be equal to the Auction Note Interest Rate for the Class A-4 Notes.

     The applicable Auction Note Interest Rate will be determined periodically on the basis of orders placed in an Auction conducted on the Business Day immediately preceding the first day of each Auction Period and in such other manner as described in the Indenture.

                                  Exhibit A-5-4

     The Auction Period, the applicable Auction Note Interest Rate, the method of determining the applicable Auction Note Interest Rate, the Distribution Dates, and the Auction Procedures related thereto will be determined upon the terms and conditions, including required notices thereof to the beneficial owners thereof, provided in the Indenture, to which provisions specific reference is hereby made, and all of which provisions are hereby specifically incorporated herein by reference.

     In no event shall the applicable Auction Note Interest Rate exceed the Maximum Rate. The excess of the amount of interest that would have accrued on this Class A-4 Note at the lesser of the Auction Rate and the Maximum Rate determined as if the ARS Student Loan Rate were not a component thereof over the amount of interest actually accrued at the ARS Student Loan Rate, together with the unreduced portion of any such excess from prior Accrual Periods will accrue as the Carry-over Amount as provided in the Indenture. Any Carry-over Amount on this Class A-4 Note and any interest accrued thereon, is due and payable only if and to the extent as set forth in the Indenture. Any such payment obligation is extinguished when this Class A-4 Note is paid at maturity or by earlier redemption.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-4 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

                                  Exhibit A-5-5

Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

                                  Exhibit A-5-6

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of

                                  Exhibit A-5-7
the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                  Exhibit A-5-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_________________________


                                        ______________________________________*/
                                                           Signature Guaranteed:


                                        ______________________________________*/

----------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  Exhibit A-5-9

                                                                     Exhibit A-6

                            [FORM OF CLASS A-5 NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-1                                                         CUSIP NO. 78443C BC7
                                                          ISIN NO. US78443C BC73
                                                       COMMON CODE NO. 017786628


                                  Exhibit A-6-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                AUCTION RATE CLASS A-5 STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] payable to Class A-5 Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 and Appendix A-2 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2032 Distribution Date (the "Class A-5 Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-5 Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date for the Class A-5 Notes (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date for the Class A-5 Notes (or, in the case of the first Accrual Period, to and including the initial Auction Date for the Class A-5 Notes) (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                  Exhibit A-6-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.


                                        SLM PRIVATE CREDIT STUDENT LOAN TRUST
                                        2003-C


                                        By:  CHASE MANHATTAN BANK USA, NATIONAL
                                             ASSOCIATION, not in its individual
                                             capacity but solely as Trustee
                                             under the Trust Agreement,

                                             By:
                                                 -------------------------------
                                                       Authorized Signatory


Date: October 9, 2003


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                             JPMORGAN CHASE BANK,
                                             not in its individual capacity but
                                             solely as Indenture Trustee under
                                             the Indenture,


                                             By:
                                                 -------------------------------
                                                       Authorized Signatory


Date: October 9, 2003


                                  Exhibit A-6-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Auction Rate Class A-5 Student Loan-Backed Notes (the "Class A-5 Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Auction Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes") and Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes, the "Notes") are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class A-5 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes and Class A-2 Notes are prior in order of principal payment to the Class A-5 Notes, interest on the Class A-5 Notes are paid pari passu and principal on the Class A-5 Notes are paid pari passu, in lots of $50,000, with the Class A-3 Notes and Class A-4 Notes, and the Class A-5 Notes are senior to the Class B Notes and Class C Notes, as and to the extent provided in the Indenture.

     Principal of the Class A-5 Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means (a) the Business Day following the end of each Auction Period for that class of Auction Rate Notes and (b) for a class of Auction Rate Notes with an Auction Period in excess of 90 days, in addition to the days referred to in clause (a), the Quarterly Distribution Dates.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-5 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class A-5 Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class A-5 Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class A-5 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5 Rate. The "Class A-5 Rate" for each Accrual Period shall be equal to the Auction Note Interest Rate for the Class A-5 Notes.

     The applicable Auction Note Interest Rate will be determined periodically on the basis of orders placed in an Auction conducted on the Business Day immediately preceding the first day of each Auction Period and in such other manner as described in the Indenture.

                                  Exhibit A-6-4

     The Auction Period, the applicable Auction Note Interest Rate, the method of determining the applicable Auction Note Interest Rate, the Distribution Dates, and the Auction Procedures related thereto will be determined upon the terms and conditions, including required notices thereof to the beneficial owners thereof, provided in the Indenture, to which provisions specific reference is hereby made, and all of which provisions are hereby specifically incorporated herein by reference.

     In no event shall the applicable Auction Note Interest Rate exceed the Maximum Rate. The excess of the amount of interest that would have accrued on this Class A-5 Note at the lesser of the Auction Rate and the Maximum Rate determined as if the ARS Student Loan Rate were not a component thereof over the amount of interest actually accrued at the ARS Student Loan Rate, together with the unreduced portion of any such excess from prior Accrual Periods will accrue as the Carry-over Amount as provided in the Indenture. Any Carry-over Amount on this Class A-5 Note and any interest accrued thereon, is due and payable only if and to the extent as set forth in the Indenture. Any such payment obligation is extinguished when this Class A-5 Note is paid at maturity or by earlier redemption.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class A-5 Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

                                  Exhibit A-6-5

Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

                                  Exhibit A-6-6

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank, in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of

                                  Exhibit A-6-7
the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                  Exhibit A-6-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________

attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      _____________________


                                        ______________________________________*/
                                                           Signature Guaranteed:


                                        ______________________________________*/

------------------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  Exhibit A-6-9

                                                                     Exhibit A-7

                             [FORM OF CLASS B NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-1                                                        CUSIP NO.  78443C BD5
                                                          ISIN NO. US78443C BD56
                                                       COMMON CODE NO. 017786679


                                  Exhibit A-7-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                 FLOATING RATE CLASS B STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] payable to Class B Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2032 Distribution Date (the "Class B Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class B Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                  Exhibit A-7-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.


                                      SLM PRIVATE CREDIT STUDENT LOAN
                                      TRUST 2003-C


     By: CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under the Trust Agreement,

                                           By:
                                               ---------------------------------
                                               Authorized Signatory


Date: October 9, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes designated above and referred to in the within-mentioned Indenture.


                                      JPMORGAN CHASE BANK, not in its individual capacity but solely as Indenture Trustee under the Indenture


                                      By:
                                          --------------------------------------
                                          Authorized Signatory


Date: October 9, 2003


                                  Exhibit A-7-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Auction Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Auction Rate Class A-5 Student Loan-Backed Notes (the "Class A-5 Notes") and Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes, the "Notes") are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class B Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes are prior in order of principal payment, and are senior, to the Class B Notes and the Class C Notes as and to the extent provided in the Indenture. The Class B Notes are prior in order of principal payment, and are senior, to the Class C Notes as and to the extent provided in the Indenture.

     Principal of the Class B Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 15, 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class B Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class B Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class B Rate. The "Class B Rate" for each Accrual Period other than the initial Accrual Period shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 0.80%. The Class B Rate for the initial Accrual Period shall mean the rate determined by the following formula:

                                x + [ 6/31 * (y-x) ]

                                where:

                                      x = Two-Month LIBOR, and

                                  Exhibit A-7-4
                                      y = Three-Month LIBOR,

in each case, as determined on the second Business Day before the beginning of the initial Accrual Period, plus 0.80%, based on the actual number of days in the initial Accrual Period divided by 360.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class B Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                                  Exhibit A-7-5

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance

                                  Exhibit A-7-6
by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  Exhibit A-7-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      ________________________


                                        ______________________________________*/
                                                           Signature Guaranteed:


                                        ______________________________________*/

------------
*/   NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  Exhibit A-7-8

                                                                     Exhibit A-8

                             [FORM OF CLASS C NOTE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS


     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                 Principal Balance as of Closing Date: $[Note Face Amount]
R-1                                                        CUSIP NO.  78443C BE3
                                                          ISIN NO. US78443C BE30
                                                       COMMON CODE NO. 017786695


                                  Exhibit A-8-1

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C

                 FLOATING RATE CLASS C STUDENT LOAN-BACKED NOTES

     SLM Private Credit Student Loan Trust 2003-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [Note Face Amount] payable to Class C Noteholders on such Distribution Date in respect of principal of the Notes pursuant to Section 3.01 of the Indenture dated as of October 1, 2003, between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee") (capitalized terms used but not defined herein being defined in Appendix A-1 to the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the September 15, 2032 Distribution Date (the "Class C Maturity Date").

     The Issuer shall pay interest on this Note at the rate per annum equal to the Class C Rate (as defined on the reverse hereof), on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note shall accrue from and including the preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Distribution Date (each an "Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                  Exhibit A-8-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                          SLM PRIVATE CREDIT STUDENT LOAN
                                          TRUST 2003-C


          By: CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under the Trust Agreement
                                               By:
                                                   -----------------------------
                                                    Authorized Signatory


Date: October 9, 2003

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                          JPMORGAN CHASE BANK, not in its
                                          individual capacity but solely as
                                          Indenture Trustee under the Indenture


                                          By:
                                              ----------------------------------
                                               Authorized Signatory


Date: October 9, 2003


                                  Exhibit A-8-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class C Student Loan-Backed Notes (the "Class C Notes"), which, together with the Issuer's Floating Rate Class A-1 Student Loan-Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Student Loan-Backed Notes (the "Class A-2 Notes"), Auction Rate Class A-3 Student Loan-Backed Notes (the "Class A-3 Notes"), Auction Rate Class A-4 Student Loan-Backed Notes (the "Class A-4 Notes"), Auction Rate Class A-5 Student Loan-Backed Notes (the "Class A-5 Notes") and Floating Rate Class B Student Loan-Backed Notes (the "Class B Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class C Notes, the "Notes") are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

     The Class C Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and the Class B Notes are prior in order of principal payment, and are senior, to the Class C Notes as and to the extent provided in the Indenture.

     Principal of the Class C Notes shall be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the 15th day of each March, June, September and December or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 15, 2003.

     As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class C Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (i) an Event of Default shall have occurred and be continuing and (ii) the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section
5.02 of the Indenture. All principal payments on the Class C Notes shall be made pro rata to the Noteholders entitled thereto.

     Interest on the Class C Notes shall be payable on each Distribution Date on the principal amount outstanding of the Class C Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class C Rate. The "Class C Rate" for each Accrual Period (other than the initial Accrual Period) shall be equal to Three-Month LIBOR as determined on the second Business Day before the beginning of that Accrual Period plus 1.60%. The Class C Rate for the initial Accrual Period shall mean the rate determined by the following formula:

                            x + [ 6/31 * (y-x) ]

                            where:

                                   x = Two-Month LIBOR, and


                                  Exhibit A-8-4
                                   y = Three-Month LIBOR,

in each case, as determined on the second Business Day before the beginning of the initial Accrual Period, plus 1.60%, based on the actual number of days in the initial Accrual Period divided by 360.

     Payments of interest on this Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register on the Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Notes have been issued (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Noteholder hereof as of the preceding Record Date by notice mailed no later than five days prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the Borough of Manhattan, The City of New York.

     The Issuer shall pay interest on overdue installments of interest on this Note at the Class C Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP (all in accordance with the Exchange Act), and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.


                                  Exhibit A-8-5

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

     Upon acquisition or transfer a Note or a beneficial interest in a Note, as the case may be, by, for or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of all the Noteholders, to waive compliance

                                  Exhibit A-8-6
by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of JPMorgan Chase Bank in its individual capacity, Chase Manhattan Bank USA, National Association in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture; it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Noteholder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  Exhibit A-8-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------------


                                          ____________________________________*/
                                                           Signature Guaranteed:


                                          ____________________________________*/

------------
*/NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  Exhibit A-8-8

                                                                       EXHIBIT B
                                                                TO THE INDENTURE


                            Note Depository Agreement
                            -------------------------


                [See Tab 65.1 - Letter of Representation to DTC]


                                   Exhibit B-1

                                                                       EXHIBIT C
                                                                TO THE INDENTURE

                            NOTICE OF PAYMENT DEFAULT

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C
                            STUDENT LOAN-BACKED NOTES
                   CLASS [A-3] [A-4] [A-5] AUCTION RATE NOTES

     NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the Auction Rate Notes identified above. The next Auction for the Auction Rate Notes will not be held. The Auction Rate for the Auction Rate Notes for the next succeeding Accrual Period shall be the Non-Payment Rate.


                                          JPMORGAN CHASE BANK, not in its
                                          individual capacity but solely as
                                          Indenture Trustee


Dated:
      --------------------------
By:
   -----------------------------------


                                   Exhibit C-1

                                                                       EXHIBIT D
                                                                TO THE INDENTURE

                        NOTICE OF CURE OF PAYMENT DEFAULT

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C
                            STUDENT LOAN-BACKED NOTES
                   CLASS [A-3] [A-4] [A-5] AUCTION RATE NOTES

     NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Rate Notes identified above has been waived or cured. The next Payment Date is _____________ and the Auction Date is _________________.


                                          JPMORGAN CHASE BANK, not in its
                                          individual capacity but solely as
                                          Indenture Trustee


Dated:
      --------------------------
By:
   -----------------------------------


                                   Exhibit D-1

                                                                       EXHIBIT E
                                                                TO THE INDENTURE

                       NOTICE OF PROPOSED CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C
                            STUDENT LOAN-BACKED NOTES
                   CLASS [A-3] [A-4] [A-5] AUCTION RATE NOTES

     Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Indenture as follows:

     1. The change shall take effect on ____________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

     2.  The Auction Period Adjustment in Paragraph 1 shall take place only if
(a) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Issuer, as required by the Indenture authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

     3. If the condition referred to in (a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

     4. It is hereby represented, upon advice of the Auction Agent for the Class __ Notes described herein, that there were Sufficient Bids for such Class [A-3] [A-4] [A-5] Notes at the Auction immediately preceding the date of this Notice.

     5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the Class [A-3] [A-4] [A-5] Notes.


SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C


Dated:
      --------------------------
By:
   -----------------------------------


                                   Exhibit E-1

                                                                       EXHIBIT F
                                                                TO THE INDENTURE

                      NOTICE ESTABLISHING CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C
                            STUDENT LOAN-BACKED NOTES
                   CLASS [A-3] [A-4] [A-5] AUCTION RATE NOTES

     Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Indenture of Trust, as follows:

     1. The change shall take effect on ____________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

     2. The Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be ___________________, or the next succeeding Business Day if such date is not a Business Day.

     3. For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [_______________
(date) and every ___________ (number) ___________ (day of week) thereafter] [every __________ (number) ______________ (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

     4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated __________ regarding the proposed change.

     5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the Class [A-3] [A-4] [A-5] Notes.


SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C


Dated:
      --------------------------
By:
   -----------------------------------


                                   Exhibit F-1

                                                                       EXHIBIT G
                                                                TO THE INDENTURE

                        NOTICE OF CHANGE IN AUCTION DATE

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-C
                            STUDENT LOAN-BACKED NOTES
                   CLASS [A-3] [A-4] [A-5] AUCTION RATE NOTES

     Notice is hereby given by [__], as Broker-Dealer for the Auction Rate Notes, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

     1. With respect to Class [A-3] [A-4] [A-5] Notes, the definition of "Auction Date" shall be deemed amended by substituting "______________ (number) Business Day" in the second line thereof and by substituting "______________ (number) Business Days" for "two Business Days" in subsection (d) thereof.

     2. This change shall take effect on ____________, which shall be the Auction Date for the Auction Period commencing on ____________.

     3. The Auction Date for the Class [A-3] [A-4] [A-5] Notes shall be subject to further change hereafter as provided in the Indenture.

     5. Terms not defined in this Notice shall have the meanings set forth in the Indenture, as amended, relating to the Class [A-3] [A-4] [A-5] Notes.


[BROKER-DEALER], as Broker-Dealer


Dated:
      --------------------------
By:
   -----------------------------------


                                   Exhibit G-1